                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-12

                   CYBERIAN OUTPOST, INC. (a/k/a OUTPOST.COM)
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: common stock, par value $.01 per share, of Cyberian Outpost, Inc.

         (2) Aggregate number of securities to which transaction applies:
31,693,545 shares of the common stock of Cyberian Outpost, Inc.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The transaction valuation was based upon the product of 31,693,545 shares of Cyberian Outpost, Inc. common stock at a price of $0.25 per share in cash.

         (4) Proposed maximum aggregate value of transaction: $7,923,386.25.

         (5) Total fee paid: $1,584.68

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: N/A

         (2) Form, Schedule or Registration Statement No.: N/A

         (3) Filing Party: N/A

         (4) Date Filed: N/A

                            [CYBERIAN OUTPOST LOGO]

                                                                          , 2001

Dear Cyberian Outpost Stockholders:

     On April 17, 2001, in view of our difficult financial condition, our board of directors authorized our management to pursue the sale of Cyberian Outpost. Over the following month, we identified and contacted 43 potential acquisition candidates. Only one candidate timely submitted a definitive proposal. On May 29, 2001, we entered into a merger agreement to be acquired by that candidate, PC Connection, Inc. On August 21, 2001, PC Connection notified us that it would not likely complete that transaction. Our management team immediately approached several additional potential acquisition candidates. Only one candidate timely submitted a definitive proposal.

     On behalf of our board of directors, I am pleased to submit to our stockholders for their approval the acquisition of Cyberian Outpost by Fry's Electronics, Inc. in a cash merger transaction. We believe the merger is in the best interests of our stockholders. If the merger with Fry's Electronics is approved and completed, your shares of our common stock will be converted into the right to receive $0.25 in cash, without interest.

     Before we can merge, stockholders holding a majority of our outstanding common stock must vote to adopt the merger agreement. This merger proposal will
be voted on at a special meeting of stockholders on             , 2001 at 10:00
a.m. Eastern Time, at             . Only those stockholders who hold shares of
our common stock at the close of business on             , 2001 will be entitled
to vote at the special meeting.

     The board of directors has carefully considered the terms and conditions of the merger and believes that the terms are fair to, and in the best interests of, our stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT. This proxy statement provides you with detailed information concerning Fry's Electronics, Cyberian Outpost and the cash merger. Please read it carefully.

     YOUR VOTE IS VERY IMPORTANT. To vote to adopt the merger agreement, you MUST VOTE FOR the proposal by following the instructions stated on the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy card. Whether or not you plan to attend the special meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you do not vote at all, it will, in effect, count as a vote against the proposal.

     On behalf of our board of directors, I thank you for your support and urge you to VOTE FOR adoption of the merger agreement between Cyberian Outpost, Inc. and Fry's Electronics, Inc.

                                          Sincerely,

                                          /s/ DARRYL PECK
                                          --------------------------------------
                                          Darryl Peck
                                          President and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement is dated                     , 2001, and was first
mailed to Cyberian Outpost stockholders on or about                     , 2001.

                            [CYBERIAN OUTPOST LOGO]
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON                         , 2001

To the Stockholders of Cyberian Outpost, Inc.:

     We will hold a special meeting of stockholders of Cyberian Outpost, Inc. at
10:00 a.m. Eastern Time, on                     , 2001 at                     ,
for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the merger agreement, dated September 4, 2001, by and among Fry's Electronics, Inc., FCOP Acquisition, Inc. and Cyberian Outpost, Inc. Under the merger agreement, each outstanding share of our common stock will be converted into the right to receive $0.25 in cash, without interest, as more fully described in the proxy statement attached to this notice.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     We have described these items of business more fully in the proxy statement attached to this notice. Please give all of the information in the proxy statement your careful attention.

     Only stockholders of record of our common stock at the close of business on
                    , 2001 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement thereof. Adoption of the merger agreement will require the affirmative vote of the holders of our common stock representing a majority of the outstanding shares of common stock entitled to vote at the special meeting.

     PLEASE READ THE ENCLOSED DOCUMENT CAREFULLY. To assure that your shares are represented at the special meeting, you are urged to complete, date, sign and promptly return your proxy card in the enclosed postage-paid envelope whether or not you plan to attend the special meeting in person. All shares represented by properly executed proxy cards will be voted in accordance with the specification on the proxy card. If no such specifications are made, proxies will be voted FOR adoption of the merger agreement. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if the stockholder has returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ CHRISTOPHER WALLS
                                          --------------------------------------
                                          Christopher Walls
                                          Secretary

Kent, Connecticut
            , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    2
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER.............    3
SUMMARY OF THE PROXY STATEMENT..............................    5
  The Companies.............................................    5
  Significant Terms of the Merger Agreement.................    5
  Financing Arrangement.....................................    7
  Interests of Our Directors, Officers and Affiliates in the
     Merger.................................................    7
  Irrevocable Proxy.........................................    7
  United States Income Tax Considerations...................    7
  Appraisal Rights..........................................    8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    9
MARKET PRICE INFORMATION....................................    9
THE SPECIAL MEETING.........................................    9
  Proxy Statement...........................................    9
  Date, Time and Place of the Special Meeting...............    9
  Matters to be Considered at the Special Meeting...........    9
  Record Date and Shares Entitled to Vote...................   10
  Voting of Proxies.........................................   10
  Vote Required.............................................   10
  Quorum; Abstentions and Broker Non-Votes..................   10
  Solicitation of Proxies...................................   11
  Board Recommendation......................................   11
THE MERGER AND RELATED TRANSACTIONS.........................   12
  Background of the Merger..................................   12
  Liquidation Analysis for May 29, 2001 Board of Directors
     Meeting................................................   15
  Recommendation of Our Board of Directors..................   17
  Completion and Effectiveness of the Merger................   18
  Structure of the Merger and Conversion of Our Common
     Stock..................................................   18
  Exchange of Stock Certificates for Merger Consideration...   18
  Treatment of Our Stock Option Plans.......................   19
  Other Provisions of the Merger Agreement..................   19
  Related Agreements........................................   24
  Interests of Our Directors, Officers and Affiliates in the
     Merger.................................................   25
  United States Federal Income Tax Considerations...........   26
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................   26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF CYBERIAN OUTPOST............................   27
WHERE YOU CAN FIND MORE INFORMATION.........................   29
APPRAISAL RIGHTS............................................   30
Appendix A -- Merger Agreement..............................  A-1
Appendix B -- Secured Promissory Note.......................  B-1
Appendix C -- Collateral Assignment and Security
  Agreement.................................................  C-1
Appendix D -- Irrevocable Proxy.............................  D-1
Appendix E -- Section 262 of the Delaware General
  Corporation Law...........................................  E-1

                               SUMMARY TERM SHEET

     This proxy statement solicits your vote in favor of the adoption of the merger agreement between Cyberian Outpost, Inc. and Fry's Electronics, Inc. Pursuant to the merger agreement, upon completion of the merger:

     - each outstanding share of Cyberian Outpost common stock will be converted into the right to receive $0.25 per share in cash, without interest (see page 18);

     - Cyberian Outpost will become a wholly-owned subsidiary of Fry's Electronics and will cease to be a publicly traded company (see page 18); and

     - all outstanding options to purchase Cyberian Outpost common stock will be accelerated and terminated (see page 19).

                        QUESTIONS AND ANSWERS ABOUT THE
                                PROPOSED MERGER

Q:  WHAT AM I VOTING ON?

A: You are voting to adopt a merger agreement pursuant to which Cyberian Outpost will merge with a wholly owned subsidiary of Fry's Electronics, Inc., with Cyberian Outpost continuing as the surviving company. As a result of the merger, Cyberian Outpost will cease to be an independent, publicly traded company and will become a wholly owned subsidiary of Fry's Electronics.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive $0.25 in cash for each share of our common stock owned by you at the time of the merger. The consideration will be paid, without interest, upon surrender of the certificate formerly representing your shares of our common stock.

Q:  WHAT DOES OUR BOARD OF DIRECTORS RECOMMEND?

A: Our board of directors unanimously determined that the merger agreement and the merger are in the best interests of our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

Q:  WHAT SHOULD I DO NOW?

A: You should read this proxy statement carefully and promptly submit your proxy card to ensure that your votes are counted at the special meeting.

Q:  WASN'T CYBERIAN OUTPOST PARTY TO A MERGER AGREEMENT WITH PC CONNECTION,
    INC.?

A: Yes. However, on August 21, 2001, PC Connection notified us that it would not likely complete the transactions contemplated by that merger agreement. In exchange for the repayment of loans made to us by PC Connection, PC Connection agreed with us to terminate our merger agreement so that we could enter into a new merger agreement with Fry's Electronics. Fry's Electronics has loaned us the money to repay PC Connection.

Q:  WHEN WILL THE MERGER BE COMPLETED?

A: We expect to complete the merger by the end of the fourth calendar quarter of 2001.

Q:  HOW MANY SHARES MUST APPROVE THE MERGER FOR IT TO BE COMPLETED?

A:  A majority of the 31,693,545 outstanding shares of our common stock as of
                        , 2001 must vote in favor of the adoption of the merger agreement. The 3,465,000 shares held by Fry's Electronics and the 3,141,222 shares held by our President and Chief Executive Officer, Darryl Peck, will be voted FOR the adoption of the merger agreement.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Fry's Electronics will send instructions to you explaining how to surrender your shares of common stock in exchange for a cash payment of $0.25 per share.

Q:  HOW DO I VOTE?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted at the special meeting. This will have the same effect as voting against adoption of the merger agreement.

Q:  WHAT IF I DO NOT VOTE?

A: If you fail to respond or you respond and abstain from voting, you will have effectively voted against the adoption of the merger agreement. If you respond by returning a properly executed proxy card without instructions, your shares will be voted FOR adoption of the merger agreement.

Q:  AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: Yes. If the merger is completed, stockholders who did not consent to or vote in favor of the merger or otherwise waive their appraisal rights in writing may be entitled to an appraisal of their shares, as more fully described later in this proxy statement.

Q:  HOW CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: If you are a holder of record, you may change your vote by delivering a signed notice of revocation or a subsequently dated and signed proxy card to our corporate secretary before the special meeting, or by attending the special meeting and voting in person. If your shares are held in "street name" by your broker, you must follow the directions received from your broker to change your vote.

Q: WHAT WILL HAPPEN TO THE OUTSTANDING OPTIONS TO PURCHASE CYBERIAN OUTPOST'S COMMON STOCK?

A: All outstanding options have exercise prices substantially higher than the $0.25 per share merger consideration. Our board of directors has accelerated the vesting schedule of all outstanding options and provided that all outstanding options will be terminated upon completion of the merger.

Q:  WHO CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger, please call Cyberian Outpost Investor Relations at (860) 927-2050.

                         SUMMARY OF THE PROXY STATEMENT

     This summary of the proxy statement highlights selected information in this proxy statement and does not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the appendices, and the other documents we refer to for a more complete understanding of the merger.

THE COMPANIES

CYBERIAN OUTPOST, INC.
23 North Main Street, P.O. Box 636
Kent, Connecticut 06757
www.outpost.com
(860) 927-2050

     We are a global Internet-only retailer featuring consumer technology and related products for the home and office. Our online website at www.outpost.com provides one-stop shopping for domestic and international customers, 24 hours a day, seven days a week. The website features computers and accessories, software, consumer electronics, cameras, and other high end consumer products. We are an authorized Internet reseller for most leading manufacturers, including IBM, Apple, Compaq, Sony, Hewlett Packard, Acer and Toshiba. We also sell software for leading publishers, including Microsoft, Symantec, Adobe, Apple Software and Intuit. Additionally, we provide eBusiness services that offer end-to-end e-commerce solutions. These services include Web site design and hosting, product merchandising, and order processing and fulfillment. Current eBusiness services clients include leading retailer Tweeter Home Entertainment Group, Inc.

FRY'S ELECTRONICS, INC.
600 East Brokaw Road
San Jose, California 95112
www.frys.com
(408) 487-4747

     Fry's Electronics, Inc. is a private company that was founded in 1985 in a 20,000 square foot location by the three Fry brothers, John, Randy, and Dave, and Kathy Kolder. Fry's was founded as a Silicon Valley retail electronics store in order to provide a one-stop-shopping environment for the hi-tech professional. Fry's currently has six stores in Northern California, six stores in Southern California, four stores in Texas, two stores in Arizona and one store in Oregon. The stores range in size from 50,000 to over 180,000 square feet. Fry's retails over 50,000 electronics items within each store. All of Fry's stores sell, service, and support computer hardware and software products, technical books, I.C.'s, electronic components and accessories, audio, car audio, video, telecommunications, appliances and personal electronics, music CD's, DVD's and convenience and general merchandise items. Fry's services the hi-tech professional by focusing on its motto of always providing each customer with fast, friendly, and courteous service. Fry's has become the place where a customer can shop with confidence and comfort for the latest in technology products.

SIGNIFICANT TERMS OF THE MERGER AGREEMENT

  Restrictions on Solicitation (see page 21)

     Until the merger is completed or the merger agreement is terminated, we have agreed not to directly or indirectly solicit, initiate or encourage any takeover proposal. We have also agreed not to recommend or endorse any takeover proposal, participate in any negotiations regarding a takeover proposal, or furnish information, facilitate or cooperate with any person with respect to a takeover proposal, unless legally required in the discharge of the fiduciary duties of our board of directors. We have also agreed to provide Fry's Electronics with detailed information about any takeover proposal we receive.

     For the purposes of the merger agreement, a takeover proposal is a proposal or offer relating to any business combination with us, or any acquisition or purchase of any of our equity interests or material portion of our assets.

  Conditions to Completion of the Merger (see page 22)

     Fry's Electronics' and our respective obligations to complete the merger are subject to the prior satisfaction or waiver of a number of conditions. If either Fry's Electronics waives or we waive any conditions, we will consider the facts and circumstances at that time and make a determination as to whether a re-solicitation of proxies from our stockholders is appropriate. The following conditions, among others, must be satisfied or waived before completion of the merger:

     - the merger agreement must be adopted by our stockholders;

     - we must terminate all outstanding options granted under our existing stock option plans;

     - we must provide Fry's Electronics with evidence that we have terminated the operations of our Indian subsidiary and that such termination will not cost us or Fry's Electronics more than $50,000;

     - our creditors who are owed an aggregate of at least $7 million must have entered into forbearance and deferral agreements with us; and

     - we must not have experienced a material adverse change to our business.

     We cannot assure you that any of the conditions to the completion of the merger, including our receipt of the required amount of forbearance and deferral agreements, will be satisfied or waived.

  Termination of the Merger Agreement (see page 23)

     The merger agreement may be terminated before the completion of the merger by the mutual consent of both parties or by either Fry's Electronics or us if:

     - the merger is not completed, without the fault of the terminating party, by December 31, 2001;

     - ninety days shall have elapsed after any request or application for approval from a regulatory agency has been denied, without the fault of the terminating party, unless within the ninety-day period a petition for a rehearing or an amended application is filed with the appropriate regulatory agency;

     - any court of competent jurisdiction or other governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the merger and such order, decree, ruling or other action becomes final and nonappealable;

     - our stockholders do not adopt the merger agreement; or

     - the other party materially breaches a representation or warranty in the merger agreement or fails to comply in any material way with any covenants or agreements in the merger agreement or, in our case, we breach the secured promissory note or the collateral assignment and security agreement. As a result, if we were to become subject to a bankruptcy proceeding prior to the completion of the merger, Fry's Electronics could terminate the merger agreement.

     In addition, Fry's Electronics may terminate the merger agreement if our board of directors fails to recommend to our stockholders the approval of the merger agreement or modifies or withdraws its recommendation in a manner adverse to Fry's Electronics.

  Termination Fee (see page 23)

     The merger agreement provides that a party's exclusive remedy for any breach of the merger agreement by the other party is the receipt of a termination fee of $250,000 plus reimbursement of the non-breaching party's reasonable fees and out of pocket expenses incurred in connection with the merger agreement. In addition, Fry's Electronics is also entitled to the termination fee and reimbursement of its reasonable fees and out of pocket expenses incurred in connection with the merger agreement in the event that:

     - our stockholders do not approve the merger agreement after a takeover proposal is publicly disclosed or otherwise made known to us;

     - our board of directors fails to recommend to our stockholders the adoption of the merger agreement; or

     - our board of directors modifies or withdraws its recommendation of the adoption of the merger agreement to our stockholders in a manner adverse to Fry's Electronics.

FINANCING ARRANGEMENT (see pages 24 and 25)

     In connection with the execution of the merger agreement, we entered into a secured promissory note and collateral assignment and security agreement with Fry's Electronics. Under the terms of the these agreements, Fry's Electronics has agreed, in certain circumstances, to loan us up to $13 million on a secured basis as follows:

     - approximately $5 million to pay off loans from PC Connection;

     - approximately $4 million in the form of letters of credit; and

     - approximately $4 million in the form of working capital loans.

INTERESTS OF OUR DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER (see page 25)

     When considering the recommendation of our board of directors, you should be aware that our directors and some of our officers have interests in the merger that are different from, or in addition to, yours. These interests include the following:

     - Fry's Electronics will honor existing employment agreements with our officers and other key employees;

     - Darryl Peck, our President and Chief Executive Officer, will receive $250,000 if he remains as President through the consummation of the merger and will receive an additional payment of $100,000 plus reimbursement of health insurance premiums for one year if he is not retained by Fry's Electronics following the merger;

     - our directors and officers will continue to be covered by director and officer liability insurance for six years after the merger, protecting them against liabilities and claims resulting from their service as our directors and officers before the merger; and

     - Fry's Electronics has confirmed that our charter and bylaw provisions relating to director and officer indemnification will not be extinguished by the merger.

IRREVOCABLE PROXY (see page 25)

     In connection with the execution of the merger agreement, Darryl Peck, our President and Chief Executive Officer, has executed an irrevocable proxy that enables Fry's Electronics to vote his 3,141,222 shares to approve the adoption of the merger agreement at the special meeting. As of the record date for the special meeting, Mr. Peck's shares represented 9.9% of our outstanding shares of common stock. Mr. Peck was paid no additional consideration for his execution of the irrevocable proxy.

UNITED STATES INCOME TAX CONSIDERATIONS (see page 26)

     The receipt of $0.25 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, each of our stockholders generally will realize taxable gain or loss as a result of the merger measured by the difference, if any, between $0.25 per share and the adjusted tax basis in that share owned by the stockholder.

APPRAISAL RIGHTS (see page 30)

     Stockholders who do not wish to accept the $0.25 per share cash consideration payable pursuant to the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration of $0.25 in cash per share. This "right" of appraisal is subject to a number of technical requirements. Among other things:

     - you must NOT vote in favor of the merger agreement;

     - you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the merger agreement; and

     - you must hold your shares of record continuously from the time of making a written demand for appraisal until the completion of the merger.

     Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, since a submitted proxy card not marked "Against" or "Abstain" will be voted for the adoption of the merger agreement, the submission of a proxy card not marked "Against" or "Abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

                            MARKET PRICE INFORMATION

     Our common stock is traded on the Nasdaq National Market under the symbol "COOL." The following table sets forth the closing prices of our common stock over the week preceding the announcement of the merger agreement with Fry's Electronics on August 31, 2001, as reported on the Nasdaq National Market.

                          DATE                            CLOSING PRICE
                          ----                            -------------
August 23, 2001.........................................      $0.23
August 24, 2001.........................................      $0.23
August 27, 2001.........................................      $0.22
August 28, 2001.........................................      $0.20
August 29, 2001.........................................      $0.18
August 30, 2001.........................................      $0.28
August 31, 2001.........................................      $0.36

     On April 23, 2001, we received notice from the Nasdaq Stock Market, Inc. that our common stock had failed to maintain the required minimum closing bid price of $1.00 per share for a period of 30 consecutive trading days. As a result, Nasdaq provided us 90 calendar days, or until July 19, 2001, to regain compliance with this requirement or be delisted from trading. In order to regain compliance, the closing bid price of the common stock must stay above $1.00 for 10 consecutive trading days. In a letter dated July 23, 2001, Nasdaq informed us that due to our inability to regain compliance with the bid price requirement, our common stock would be delisted from the Nasdaq National Market at the opening of business on July 31, 2001. By letter dated July 26, 2001, we requested a hearing before Nasdaq with respect to our continued listing on the Nasdaq National Market. Our request for a hearing stayed the delisting of our common stock pending the outcome of the hearing. On September 6, 2001, we participated in a hearing before representatives of Nasdaq. We are currently awaiting its decision.

                              THE SPECIAL MEETING

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies from the holders of our common stock by our board of directors for use at a special meeting of stockholders.

     This proxy statement is first being furnished to our stockholders on or
about                     , 2001.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held on           , 2001 at 10:00 a.m., Eastern
Time, at             .

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting and any adjournment or postponement of the special meeting, our stockholders will be asked to consider and vote upon proposals:

     - to adopt the merger agreement; and

     - to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE AND SHARES ENTITLED TO VOTE

     Our board of directors has fixed the close of business on
                    2001, as the record date for determination of our stockholders entitled to notice of, and to vote at, the special meeting. As of
the close of business on                     , 2001, there were approximately
31,693,545 shares of our common stock outstanding and entitled to vote, held by stockholders of record. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

VOTING OF PROXIES

     You are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you with directions regarding how to instruct your broker to vote your shares. All properly executed proxy cards received by us prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy cards. If no direction is made, your proxy will be voted to adopt the merger agreement. Our board of directors does not presently intend to bring any other business before the special meeting and, so far as is known to our board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. If you are a stockholder of record, you may revoke your proxy at any time prior to its use by delivering to our corporate secretary a signed notice of revocation or a subsequently dated and signed proxy card, or by attending the special meeting and voting in person. If your shares are held in "street name" by your broker, you must follow the directions received from your broker to revoke your proxy or to vote in person at the special meeting. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

VOTE REQUIRED

     Delaware General Corporation Law requires the affirmative vote of the holders of a majority of our shares of common stock outstanding and entitled to vote at the special meeting to adopt the merger agreement. As of the record date, 31,693,545 shares of our common stock were issued, outstanding and entitled to vote at the special meeting. Darryl Peck, our President and Chief Executive Officer, has delivered an irrevocable proxy allowing Fry's Electronics to vote his shares in favor of the adoption of the merger agreement. Mr. Peck beneficially owns 3,141,222 shares, constituting approximately 9.9% of the total number of shares outstanding as of the record date. Fry's Electronics owns 3,465,000 shares, constituting approximately 10.9% of the total number of shares outstanding as of the record date.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The required quorum for the transaction of business at the special meeting is a majority of the shares of our common stock issued and outstanding on the record date. If a quorum is not present in person or represented by proxy, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

     Because adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against the adoption of the merger agreement. In addition, the failure of a stockholder to return a proxy card will have the effect of a vote against the adoption of the merger agreement. The actions proposed in this proxy statement are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. A broker non-vote represents shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on the merger and have not received instructions from the beneficial owners. Accordingly, you are urged to return the enclosed proxy card marked to indicate your vote. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile or in person. Following the original mailing of the proxy cards and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy card and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In these cases, upon the request of the record holders, we will reimburse the record holders for their reasonable expenses. We have retained ADP Stock Services to assist in the solicitation of proxies for the special meeting, at an
estimated cost of $     plus reimbursement of expenses.

BOARD RECOMMENDATION

     Our board of directors has unanimously approved the merger agreement and recommends that our stockholders vote "FOR" adoption of the merger agreement.

     The matters to be considered at the special meeting are of great importance to our stockholders. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

     Stockholders should not send any stock certificates with their proxy cards. After we complete the merger, Fry's Electronics will send instructions to you explaining how to surrender your shares of our common stock in exchange for a cash payment of $0.25 per share.

                      THE MERGER AND RELATED TRANSACTIONS

     This section of the proxy statement describes material aspects of the proposed merger, including the merger agreement and the agreements by which Fry's Electronics extended financing to us. While we believe that the description covers the material terms of the merger agreement and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     On February 21, 2001, we retained Dain Rauscher Wessels to help us evaluate and pursue strategic alternatives. For the next several weeks, our management worked with representatives of Dain Rauscher Wessels exploring opportunities to obtain equity financing. Those inquiries revealed that we could not raise equity capital, although PC Connection, Inc. did express an interest in acquiring us.

     On April 10, 2001, our board of directors held a special meeting. At that meeting, management provided an overview of our financial situation, including our difficult cash position and our inability to raise equity capital. Our board discussed possible paths that we could pursue in light of our financial state, and authorized management to pursue strategic alternatives on our behalf.

     On April 11, 2001, members of our management presented our board of directors with a restructuring plan. This plan included the closure of our facilities in Tom's River, New Jersey and Bethel, Connecticut, the termination of 110 employees, lease terminations, severance payments and other related costs.

     On April 13, 2001, our board of directors held a special meeting at which they appointed Darryl Peck our President and Chief Executive Officer and directed that he undertake the implementation of our management's proposed restructuring plan in order to mitigate our cash crisis.

     On April 17, 2001, as part of that restructuring, our management met with several creditors to propose a six-week interim payment plan for past due balances, and invited PC Connection to conduct due diligence. That same day, our board of directors held a special meeting, authorized our management to pursue a sale of the company and requested that Dain Rauscher Wessels evaluate and contact potential acquisition candidates. Over the following two weeks, Dain Rauscher Wessels contacted 43 potential candidates. Six of those candidates expressed indications of interest, of which four, including PC Connection, conducted due diligence over the following five weeks.

     On May 1, 2001, our board of directors held a special meeting at which representatives of Dain Rauscher Wessels and our outside legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., were present. Management reported that our cash position would be critical by month end and our financial advisor reviewed the status of discussions with potential acquisition candidates. Our board determined to proceed with discussions and due diligence with the six potential acquisition candidates.

     On May 8, 2001, our board of directors held a special meeting at which our financial advisors and outside counsel were present. Management again reported on our financial and credit condition and our financial advisors reviewed the status of discussions with the six potential acquirors. Of the candidates, PC Connection had delivered a written indication of interest, two candidates indicated that they would not proceed further and three candidates indicated that they continued to be interested, but would be unable to provide more definitive indications of interest for at least two weeks. Our board determined to proceed with discussions with all four remaining potential candidates. In furtherance of its written indication of interest, PC Connection sent us a draft merger agreement on May 14, 2001.

     By May 15, 2001, only PC Connection had made a written acquisition proposal. Of the remaining potential acquisition candidates, two had formally withdrawn, one expressed an interest in acquiring us for a value much lower than that proposed by PC Connection, and two were unable to make formal acquisition proposals before we would run out of cash.

     On May 15, 2001, our board of directors held a special meeting at which representatives of our financial advisor and outside legal counsel were present. Management reported on our financial and credit condition.

Mintz Levin reviewed the terms of the draft merger agreement sent to us by PC Connection and our board's legal fiduciary duties. Representatives of Dain Rauscher Wessels presented financial information on the remaining acquisition candidates. Our board authorized management to proceed with discussions with all potential acquirors, and specifically authorized management to negotiate the provisions of the merger agreement with PC Connection. Throughout May, our management and outside legal counsel and representatives of PC Connection negotiated the definitive agreements by which we would be acquired by PC Connection.

     On May 18, 2001, Fry's Electronics, Inc. filed a Schedule 13-D with the Securities and Exchange Commission indicating that it had purchased 3,150,000 or 9.9% of the then outstanding shares of our common stock in a number of purchases over the previous two months. Over the next two days, members of our management attempted to contact Fry's Electronics, Inc., but were unsuccessful.

     On May 22 and 24, 2001, our board of directors held special meetings at which representatives of our financial advisors and outside legal counsel were present to discuss the PC Connection merger. Mintz Levin reviewed the terms of a draft PC Connection merger agreement and our board's fiduciary duties. Dain Rauscher Wessels reviewed certain financial terms of a draft PC Connection merger agreement.

     On May 29, 2001, our board of directors held a special meeting at which representatives of our financial advisor and outside legal counsel were present and discussed the PC Connection merger and the merger agreement with PC Connection and the further negotiation of certain terms of that merger agreement with PC Connection. At the request of our board of directors, Dain Rauscher Wessels rendered an oral opinion relating to the PC Connection merger, which opinion was subsequently confirmed in writing, to the effect that, as of that date, the exchange ratio provided by the merger agreement with PC Connection was fair, from a financial point of view, to the holders of our common stock under the circumstances. After a full discussion, our board of directors unanimously approved the merger and the terms of the merger agreement with PC Connection.

     On the evening of May 29, 2001, we entered into a merger agreement with PC Connection pursuant to which PC Connection would acquire us in a stock-for-stock merger. Concurrently with the execution of the PC Connection merger agreement, we entered into a credit and supply agreement with PC Connection pursuant to which PC Connection agreed to provide inventory and working capital financing to us. The PC Connection merger agreement provided that each share of our common stock would be converted into a number of shares of PC Connection common stock determined by an exchange ratio. The exchange ratio was based on the trading price of PC Connection's common stock for a specified period prior to the merger and our revenues for June, July and August 2001. The PC Connection merger agreement also provided that PC Connection could refuse to close the transaction if, among other things, we failed to have a tangible net worth of $14 million as of August 31, 2001. The credit and supply agreement provided that PC Connection could, in its sole discretion, deny our requests for working capital loans.

     On July 9, 2001, Fry's Electronics, Inc. sent a letter to PC Connection and us making an unsolicited offer to acquire all of our outstanding shares of common stock for $0.70 per share in cash, subject to, among other things, customary due diligence and the successful negotiation of the termination of the PC Connection merger agreement. In its letter, Fry's Electronics suggested that it would be willing to pay PC Connection a reasonable termination fee of $500,000 if PC Connection would agree to terminate its merger agreement with us. Later that day, Fry's Electronics filed an amended Schedule 13-D with the Securities and Exchange Commission disclosing the offer and an increase in the number of shares of our common stock held by it to 3,465,000 or 10.93% of our then outstanding shares. Darryl Peck contacted Kenneth Koppel, Chief Executive Officer of PC Connection, regarding Fry's Electronics' unsolicited proposal and the merger agreement between PC Connection and us. On the basis of our revenues and the market price of PC Connection common stock, it appeared at such time that the exchange ratio in the PC Connection merger agreement would result in the receipt by our stockholders of $0.49 per share in value of PC Connection stock for each share of our common stock.

     On July 10, 2001, at a special meeting of our board of directors, at which representatives of Dain Rauscher Wessels and Mintz Levin were present, our board discussed the unsolicited proposal from Fry's

Electronics and the merger agreement with PC Connection and determined to allow Fry's Electronics to conduct due diligence of us. On the same day, we received a letter from PC Connection requesting that our board of directors reaffirm its recommendation that our stockholders approve the merger agreement with PC Connection.

     On July 12, 2001, we entered into a confidentiality agreement with Fry's Electronics under which we would permit its representatives to conduct due diligence. On the same day, Fry's Electronics sent a draft of a merger agreement in furtherance of its acquisition proposal.

     On July 13, 2001, Fry's Electronics commenced due diligence of our business, which continued over the next several weeks. At a special meeting of our board of directors held on July 13, 2001, our board determined to reaffirm its recommendation that our stockholders approve the merger agreement with PC Connection on the basis of the information known to our board at such time. We sent a letter to PC Connection stating our board's determination. On the same day, PC Connection sent us a letter stating PC Connection's belief that our execution of a confidentiality agreement with Fry's Electronics and the provision of confidential information to Fry's Electronics pursuant to that confidentiality agreement violated the terms of the merger agreement with PC Connection.

     On or about July 16, 2001, Kathryn Kolder, Executive Vice President of Fry's Electronics, telephoned Wayne Wilson, President of PC Connection, to inquire as to whether PC Connection might be interested in negotiating the termination of its merger agreement with us. As in its July 9th letter, Ms. Kolder explained that Fry's Electronics was willing to pay PC Connection $500,000 plus reasonable fees and expenses, and repay any outstanding loans made to us, if PC Connection would agree to terminate its merger agreement with us. Mr. Wilson replied that PC Connection would not terminate its merger agreement with us for less than $5 million and repayment of the loan. Ms. Kolder explained that Fry's Electronics had no interest in acquiring us at that price. This discussion was not disclosed to us by either PC Connection or Fry's Electronics at that time.

     On July 19, 2001, PC Connection sent us a letter restating its position that our execution of a confidentiality agreement with Fry's Electronics and the provision of confidential due diligence information violated the merger agreement with PC Connection. In that letter, PC Connection further requested that our board of directors reaffirm its recommendation that our stockholders approve the merger with PC Connection.

     At a special meeting of our board of directors held on July 23, 2001, at which representatives of Dain Rauscher Wessels and Mintz Levin were present, our board determined to reaffirm its recommendation that our stockholders approve the merger agreement with PC Connection on the basis of information known to our board at that time. On July 25, 2001, we sent a letter to PC Connection stating our board's determination. We also requested, in light of the continued deterioration of our financial condition, that PC Connection indicate whether or not it would be willing to waive certain closing conditions contained in our merger agreement with them. We specifically indicated to PC Connection that we might not be able to comply with the closing condition that we have a tangible net worth of $14 million as of August 31, 2001.

     On July 31, 2001, PC Connection sent us a letter indicating that it did not have enough information regarding the status of our compliance with the closing conditions in our merger agreement with them to evaluate whether or not it would waive any of these conditions in the event that we were unable to satisfy them.

     At a special meeting of our board of directors held on August 8, 2001, at which our outside legal counsel and financial advisors were present, our management reported the results of their discussions with PC Connection regarding whether or not PC Connection would waive certain closing conditions we might not satisfy in our merger agreement with them. After considering those reports, our board decided to authorize our management and financial advisors to contact other potential acquirors to pursue a potential acquisition.

     On August 9, 2001, Ms. Kolder sent a letter to Mr. Peck explaining that Fry's Electronics had decided not to pursue its proposal to acquire us and ended any further discussions. After receiving that letter, Mr. Peck called Mr. Fry, during which conversation Mr. Fry indicated that notwithstanding its letter, Fry's Electronics might be interested in acquiring us in the future but was unable to pursue an acquisition at that time.

Meanwhile, two other potential acquirors indicated that they might have an interest in acquiring us. Preliminary discussions with those two candidates commenced the following week.

     On August 22, 2001, PC Connection delivered a letter to us indicating that its board of directors had determined that it would not waive the closing condition in our merger agreement that we have a tangible net worth as of August 31, 2001 of $14 million. PC Connection also notified us that it would provide no further financing under the credit and supply agreement, making the possibility that the merger with PC Connection would occur highly unlikely. In light of this letter, at a special meeting of our board of directors held on August 22, 2001, our board directed our management and financial advisors to continue their discussions with other potential acquisition candidates, including those who had earlier expressed interest, as to whether or not they would be willing to acquire us, and at what price and on what terms.

     Soon after that date, we asked Mr. Fry if Fry's Electronics might continue to be interested in acquiring us. Mr. Fry responded that Fry's Electronics would be interested in acquiring us for $0.25 per share in cash, subject to the successful negotiation of the termination of the PC Connection merger agreement. Mr. Fry indicated that the proposed reduction in the purchase price as compared to Fry's Electronics' July 9th proposal was due to our declining revenues, a significant worsening of market conditions and a recent strategic transaction undertaken by Fry's Electronics with another online retailer that made us less valuable to Fry's Electronics. The two other potential acquirors indicated continued interest in acquiring us, although neither party was prepared to make any firm acquisition proposal until they had completed due diligence.

     On August 24, 2001, in light of PC Connection's August 22nd letter, our representatives contacted PC Connection to inquire as to whether PC Connection might be willing to terminate its merger agreement with us. PC Connection indicated that they might be willing to negotiate a termination.

     During the week that followed, Mr. Peck, Christopher Walls, our Vice President and Corporate Counsel, our outside legal counsel, and representatives of Fry's Electronics and its legal counsel, negotiated the terms of the definitive merger and financing agreements by which Fry's Electronics would acquire us and provide us with financing. Concurrently with those negotiations, representatives of Fry's Electronics successfully negotiated the termination of the PC Connection merger agreement and related agreements. Also over the course of that week, following its due diligence, the other two potential acquirors notified us that they were not prepared to make definitive acquisition proposals at that time.

     On August 30, 2001, our board of directors held a special meeting at which our legal and financial advisors were present, where they discussed the provisions of the Fry's Electronics merger agreement and loan documents and the terms of the termination agreement with PC Connection. Following that discussion, our board unanimously voted to approve the merger agreement with Fry's Electronics and the related transaction documents, as well as the termination agreement with PC Connection.

     On September 4, 2001, at the direction of our board of directors, Mr. Peck executed the definitive agreements in connection with the merger with Fry's Electronics and the agreement terminating the PC Connection merger agreement.

LIQUIDATION ANALYSIS FOR MAY 29, 2001 BOARD OF DIRECTORS MEETING

     In February 2001, we retained Dain Rauscher Wessels to provide financial advisory services to us concerning a potential financing or sale transaction. On April 24, 2001, we amended our agreement with Dain Rauscher Wessels to provide that, if requested, Dain Rauscher Wessels would furnish an opinion as to the fairness, from a financial point of view, of the merger consideration to be provided to our stockholders in identified acquisition transactions. On May 29, 2001, at our request, Dain Rauscher Wessels rendered an opinion to our board of directors concerning the fairness, from a financial point of view, of the exchange ratio provided in the subsequently terminated stock-for-stock merger with PC Connection. In connection with the May 29th opinion for the PC Connection transaction and in addition to other analysis presented to our board, Dain Rauscher Wessels prepared a liquidation analysis of Cyberian Outpost as of April 30, 2001 based upon asset value estimates provided by our senior management and consultants, and discounted those values based upon assumptions and estimates also provided by our senior management and consultants. Dain Rauscher

Wessels did not perform an independent evaluation or appraisal of any of our assets, it did not conduct any physical inspection of our property or facilities and it did not conduct a bankruptcy analysis. Based on such asset value estimates and other assumptions and estimates by senior management and consultants, Dain Rauscher Wessels' liquidation analysis suggested that if we underwent a liquidation at that time, the value of our liabilities would exceed the value of our assets by $0.25 per share. Put simply, our common stock had no value in liquidation.

     The liquidation analysis prepared by Dain Rauscher Wessels in connection with the May 29th opinion was as follows:

                                           APRIL 30,                    NET LIQUIDATION VALUE
                                            2001(1)      DISCOUNT(2)         (ESTIMATED)
                                          -----------    -----------    ---------------------
Cash....................................  $ 3,867,000         0%             $ 3,867,000
A/R Credit Card.........................    2,705,000         5%               2,569,750
A/R (Co-op/Open Account)................    2,583,000        50%               1,291,500
Inventory...............................    3,981,000        62%               1,512,780
PP&E....................................   21,027,000        90%               2,102,700
Prepaid expenses and other..............    1,317,000        90%                 131,700
Trade name(3)...........................           --        --                3,500,000
                                          -----------        --              -----------
Total cash from assets..................  $35,480,000                        $14,975,430
less current liabilities................  $18,301,000         0%             $18,301,000
less capital lease......................      817,000         0%                 817,000
less payments to minority interest......    3,739,000         0%               3,739,000
Cash to equity holders..................  $12,623,000                        $(7,881,570)
Shares outstanding......................   31,670,045                         31,670,045
Cash/share..............................  $      0.40                        $     (0.25)

---------------
(1) Based on the value of our assets and liabilities presented by our management and its consultants.

(2) Based on discussions with our senior management and our financial restructuring consultant.

(3) Value estimated on selected precedent transactions.

     Dain Rauscher Wessels is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Dain Rauscher Wessels regularly publishes research reports regarding various subsectors of the overall technology industry. In the ordinary course of business, Dain Rauscher Wessels and its affiliates may act as a market maker and broker in our publicly traded securities and may receive customary compensation in connection with those activities. Dain Rauscher Wessels and its affiliates may also actively trade our securities for their own accounts or the accounts of their customers and, accordingly, may from time to time hold a long or short position in our securities. We selected Dain Rauscher Wessels to render its opinion with respect to the terminated merger with PC Connection based on Dain Rauscher Wessels' knowledge of the online retail industry and its experience in mergers and acquisitions and in securities valuation generally.

     Pursuant to an engagement letter, we were required to pay Dain Rauscher Wessels $50,000 upon the rendering of its May 29th opinion. While the payment of this fee to Dain Rauscher Wessels was not contingent upon the closing of the merger with PC Connection, the payment has not been made to date. We had also agreed to pay Dain Rauscher Wessels a transaction fee of $950,000 upon the closing of a merger for investment banking and financial advisory services. The transaction fee is contingent upon the closing of any transaction during the term of the engagement or the 12 months following such term. Whether or not the transaction closes, we have also agreed to reimburse Dain Rauscher Wessels for its reasonable out of pocket expenses and to indemnify Dain Rauscher Wessels against certain liabilities relating to or arising out of services performed by Dain Rauscher Wessels. The terms of the engagement letter, which we believe are customary for transactions of this nature, were negotiated at arms' length between us and Dain Rauscher

Wessels, and our board of directors was aware of this fee arrangement at the time of its approval of the PC Connection merger and the subsequent merger agreement with Fry's Electronics.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     In the course of reaching its decision to adopt the merger agreement, our board of directors consulted with our legal and financial advisors as well as with our management. The material positive factors considered by our board of directors were:

     - our board of directors' efforts to explore and evaluate strategic alternatives over the past five months;

     - our board of directors' view that the merger would eliminate the immediate need for us to secure independent alternative funding opportunities;

     - our board of directors' assessment of our alternatives to enhance stockholder value and to allow us to continue as a going concern and the conclusion that the proposed merger presented the most favorable opportunity to do so;

     - our board of directors' view that our business, when merged with Fry's Electronics' business, would have greater access to capital resources and inventory and enhanced prospects for success in the highly competitive and rapidly changing e-commerce industry;

     - Fry's Electronics' financial ability to complete the proposed merger; and

     - the terms and conditions of the proposed merger.

     Our board of directors also considered a number of potentially negative material factors in its deliberations concerning the merger. The material negative factors considered by our board of directors were:

     - the risk that the merger would not be completed;

     - the fact that all amounts outstanding under the $13 million line of credit extended to us by Fry's Electronics, including approximately $5 million which would be paid immediately to PC Connection, would become due and payable by us if the merger with Fry's Electronics is not completed;

     - the fact that our cash, cash equivalents and cash generated from operations will not meet our near-term cash needs, including repayment of outstanding trade debt and the amounts owed by us under the line of credit with Fry's Electronics if the merger is not completed;

     - our inability to continue as a going concern if the merger is not completed and we do not receive an immediate and substantial capital infusion, complete a strategic transaction or generate operational profits sufficient to meet our cash needs;

     - the fact that the payment of costs related to the merger, such as legal and accounting fees and a portion of our financial advisor fees and the repayment of amounts borrowed under the line of credit with Fry's Electronics may result in our inability to continue as a going concern if the merger is not completed;

     - the negative impact that our financial condition would have on our ability to maintain existing customers and acquire new customers if the merger is not completed;

     - the negative impact that our financial condition would have on our ability to repay outstanding trade debt and other debt and our ability to maintain our business relationships with vendors if the merger is not completed;

     - the possibility that our common stock will be delisted from trading by Nasdaq and the decrease in liquidity and the decline in the market price of our common stock that would follow if the merger is not completed;

     - the possibility that Nasdaq might delist our common stock due to the per share purchase price in the merger agreement with Fry's Electronics of $0.25, which is less than the $1 minimum bid price requirement;

     - the significant problems that the reductions in our work force and the uncertainty of our current employees will have on our ability to conduct our business and serve our customers in a manner consistent with our past practice if the merger is not completed; and

     - the interests of the directors and certain officers in the merger that were different from, or in addition to, those of our stockholders.

     In addition, our board of directors considered the liquidation analysis provided by Dain Rauscher Wessels on May 29, 2001 as part of the fairness opinion in connection with our board's consideration of the PC Connection merger. Our board of directors further observed that our financial condition had substantially worsened since April 30, 2001. Over the four interim months, we had consumed nearly all of our cash and increased our current liabilities. Dain Rauscher Wessels did not prepare a fairness opinion in connection with the proposed merger with Fry's Electronics.

     Our board of directors considered the positive and negative factors as a whole and did not attempt to quantify the factors individually. In evaluating these factors and risks, our board of directors concluded that the merger with Fry's Electronics would provide a significantly greater financial benefit to our stockholders than any available alternative. Our board of directors also concluded that the larger critical mass and more diversified financial resources and products of the combined company would offer significant advantages in obtaining financing, and attracting and retaining key employees. Additionally, our board of directors concluded that the terms of the merger are in the best interests of our stockholders. Accordingly, our board of directors unanimously voted to approve the merger agreement and recommends that you vote to adopt the merger agreement.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by our stockholders. The merger will become effective soon after the filing of a certificate of merger with the State of Delaware.

     We are working towards completing the merger as quickly as possible. We hope to complete the merger by the end of November 2001, provided stockholders holding a majority of our outstanding common stock vote to adopt the merger agreement and all other conditions to the completion of the merger are satisfied or waived.

STRUCTURE OF THE MERGER AND CONVERSION OF OUR COMMON STOCK

     In accordance with the merger agreement and Delaware law, FCOP Acquisition, Inc., a wholly owned merger subsidiary of Fry's Electronics, will be merged with and into us. As a result of the merger, the separate corporate existence of the FCOP Acquisition, Inc., will cease and we will survive the merger as a wholly owned subsidiary of Fry's Electronics.

     Upon completion of the merger, our shares of common stock will be canceled and converted into the right to receive $0.25 per share in cash, payable to the holder thereof, without interest, upon the surrender of the certificate formerly representing such shares of common stock.

EXCHANGE OF STOCK CERTIFICATES FOR MERGER CONSIDERATION

     When the merger is completed, the paying agent will mail to you a letter of transmittal and instructions for use in surrendering your stock certificates in exchange for $0.25 for each share of common stock represented by these certificates. When you deliver your stock certificates to the paying agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be canceled and you will receive the cash to which you are entitled. YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

     Fry's Electronics will only issue a check in a name other than the name in which a surrendered stock certificate is registered if you present the paying agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

TREATMENT OF OUR STOCK OPTION PLANS

     It is our intention that all options outstanding under our existing stock option plans will be terminated prior to the completion of the merger. All of the outstanding options to purchase shares of our common stock have exercise prices substantially greater than $0.25 per share. Since, following the merger, those options would otherwise be converted into the right to receive $0.25, and therefore never have any positive value, pursuant to its authority to amend, construe and interpret the various stock option plans, our board of directors has resolved that all outstanding options will terminate not later than immediately prior to the merger. It is a condition to Fry's Electronics' obligation to close the merger that we provide satisfactory evidence that all of our outstanding options have been terminated.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties

     We and Fry's Electronics each made a number of representations and warranties in the merger agreement regarding our respective authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement.

     We made representations concerning the following topics:

     - our organization and qualification to do business;

     - the organization and qualification to do business of our subsidiaries;

     - our charter, by-laws and corporate records;

     - our capitalization;

     - ownership of our capital stock by affiliates;

     - our power and authority to execute and deliver the merger agreement and all other agreements, certificates and instruments to be executed in connection with or pursuant to the merger agreement, and to perform our obligations under, and to consummate the transactions contemplated by, the merger agreement;

     - governmental authorizations or consents required from third parties to consummate the merger;

     - the absence of certain payments;

     - the licenses, franchises, permits and authorizations necessary for the operation of our business;

     - matters relating to our assets;

     - our financial statements;

     - our filings and reports with the Securities and Exchange Commission;

     - our inventory;

     - our relationship with vendors, manufacturers and resellers;

     - the vendors and manufacturers for which we are an authorized representative;

     - our return policy and warranty and product liability claims;

     - customer complaints;

     - our customer lists;

     - our accounts receivable and accounts payable;

     - the absence of undisclosed liabilities;

     - bonuses or other payments to employees, directors and officers;

     - matters relating to our material agreements, contracts and commitments;

     - environmental matters;

     - litigation involving us;

     - our employees and employee benefit plans;

     - labor matters;

     - our real property and leases;

     - our taxes and tax returns;

     - insurance matters;

     - compliance with state takeover laws;

     - interests of our directors, officers, agents and employees or any affiliate thereof;

     - matters relating to our intellectual property and software;

     - investment banker matters;

     - the accuracy of information supplied by us;

     - our forbearance and deferral agreements with our creditors;

     - material changes to our business; and

     - our transactions with interested parties.

     The representations given by Fry's Electronics cover the following topics:

     - organization, good standing, qualification to do business and power of Fry's Electronics;

     - the power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated thereby;

     - the absence of any conflict with the charter or by-laws of Fry's Electronics and applicable laws;

     - governmental authorizations and consents required by third parties to consummate the merger;

     - funds necessary and sufficient to consummate the merger;

     - organization, good standing and power of FCOP Acquisition, Inc.; and

     - the accuracy of information supplied by Fry's Electronics and FCOP Acquisition, Inc.

     This is only a summary. You are urged to carefully read the articles in the merger agreement contained in full as Appendix A under "Representations and Warranties of the Company" and "Representations and Warranties of Buyer."

  Our Conduct of Business Before Completion of the Merger

     We agreed that until the completion of the merger or the earlier termination of the merger agreement, or unless Fry's Electronics consents in writing, we will operate our business in the same manner as past practices and in good faith with the goal of:

     - maintaining in full force and effect all insurance and indemnity contracts as described in the merger agreement;

     - repairing and maintaining all of our tangible assets in accordance with our past practices;

     - continuing to apply the same rigorous credit review process of customers and potential customers used prior to the closing;

     - notifying Fry's Electronics of any emergency or other material change in the operation of our business; and

     - notifying Fry's Electronics of any governmental complaints, investigations or hearings.

     We further agreed not to take a number of specified actions without Fry's Electronics' prior written consent. We may not, among other things:

     - amend or otherwise change our by-laws or charter;

     - issue, sell, deliver, pledge or authorize the issuance, sale, delivery or pledge of any of our capital stock;

     - make any distribution with respect to our capital stock;

     - redeem, repurchase or otherwise acquire any of our capital stock;

     - enter into any new line of business or materially expand our current business;

     - acquire or agree to acquire any other business, corporation, partnership or material amount of assets from a third party;

     - incur any debt or increase the aggregate amounts owed under our existing credit facilities or make any loan or advance;

     - lower or otherwise alter our credit card fraud review process;

     - authorize any capital expenditures of more than $10,000;

     - adopt or alter any arrangement or agreement with current or former directors, officers or employees;

     - increase the compensation or fringe benefits of any director, officer or employee or pay any bonus other than under a written incentive plan for sales personnel;

     - enter into, modify or renew any employment, severance or other arrangement with any director, officer or employee;

     - establish, adopt, enter into or amend any employee benefit plan or collective bargaining agreement;

     - change any of our accounting methods, other than as required under generally accepted accounting principles;

     - make any tax election or settle or compromise any federal, state, local or federal tax liability;

     - settle or discharge any claim other than in the ordinary course of business;

     - sell, lease, encumber, assign or otherwise dispose of any of our materials assets;

     - take any action that can reasonably be expected to result in any of our representations and warranties becoming untrue in any material respect;

     - enter into or renew, amend or terminate any contract, agreement or lease for office space or operations space;

     - make any material changes or alterations to existing agreements;

     - change our pricing policies with respect to freight rates charged to customers; or

     - enter into any transaction with an insider.

     This is only a summary. You are urged to carefully read the article in the merger agreement contained in full as Appendix A under "Covenants of the Company."

  Restrictions on Solicitation

     Until the merger is completed or the merger agreement is terminated, we have agreed not to directly or indirectly solicit, initiate or encourage any takeover proposal. We have also agreed not to recommend or endorse any takeover proposal, participate in any negotiations regarding a takeover proposal, or furnish information, facilitate or cooperate with any person with respect to a takeover proposal, unless legally required in the discharge of the fiduciary duties of our board of directors. We have also agreed to provide Fry's Electronics with detailed information about any takeover proposal we receive.

     For the purposes of the merger agreement, a takeover proposal is a proposal or offer relating to any business combination with us, or any acquisition or purchase of any of our equity interests or material portion of our assets.

  Conditions to the Merger

     Each of Fry's Electronics' and our respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - the merger agreement must be adopted by our stockholders;

     - no statute, rule, regulation, injunction, order or decree which prevents consummation of the merger or which makes completion of the merger illegal may be in effect; and

     - all necessary approvals must be obtained and no such approval may be revoked, suspended or stayed.

     Our obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Fry's Electronics' and its merger subsidiary's representations and warranties must be true and correct in all material respects when made and as of the closing of the merger;

     - Fry's Electronics and its merger subsidiary must comply in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by them; and

     - we must receive a certificate executed on behalf of Fry's Electronics that all representations are true and correct and that all obligations have been fulfilled.

     Fry's Electronics' and its merger subsidiary's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - our representations and warranties must be true and correct in all material respects when made as of the closing of the merger;

     - we must comply in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by us;

     - we must not experience a material adverse change to our business;

     - Fry's Electronics must receive a certificate executed on behalf of us that all representations are true and correct and that all obligations have been fulfilled;

     - none of the approvals required to consummate the merger shall impose any term, condition or restriction upon Fry's Electronics or any of its subsidiaries that would materially impair our value to Fry's or be materially burdensome; and

     - Fry's Electronics must receive evidence that:

       - we have terminated all outstanding options granted under our existing stock option plans;

       - we have terminated the operations of our Indian subsidiary and such termination will not cost more than $50,000;

       - we have not made any payment to our officers that would be considered an "excess parachute payment" within the meaning of section 280G of the Internal Revenue Code; and

       - our creditors owed an aggregate of at least $7 million must have entered into a forbearance and deferral agreement whereby they agree to exchange the payable due them from us for a five-year promissory note issued upon completion of the merger.

  Termination of the Merger Agreement

     The merger agreement may be terminated before the completion of the merger by the mutual consent of both parties or by either Fry's Electronics or us if:

     - our stockholders do not adopt the merger agreement;

     - the merger is not completed, without the fault of the terminating party, by December 31, 2001;

     - ninety days shall have elapsed after any request or application for approval from a regulatory agency has been denied, without the fault of the terminating party, unless within the ninety-day period a petition for a rehearing or an amended application is filed with the appropriate regulatory agency;

     - any court of competent jurisdiction or other governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the merger and such order, decree, ruling or other action becomes final and nonappealable; or

     - the other party materially breaches a representation or warranty in the merger agreement or fails to comply in any material way with any covenants or agreements in the merger agreement or, in our case, we breach the secured promissory note or the collateral assignment and security agreement. As a result, if we were to become subject to a bankruptcy proceeding prior to the completion of the merger, Fry's Electronics could terminate the merger agreement.

     In addition, Fry's Electronics may terminate the merger agreement if our board of directors fails to recommend to our stockholders the approval of the merger agreement or modifies or withdraws its recommendation in a manner adverse to Fry's Electronics.

  Termination Fee

     The merger agreement provides that a party's exclusive remedy for any breach of the merger agreement by the other party is the receipt of a termination fee of $250,000 plus reimbursement of the non-breaching party's reasonable fees and out of pocket expenses incurred in connection with the merger agreement. In addition, Fry's Electronics is also entitled to the termination fee and reimbursement of its reasonable fees and out of pocket expenses incurred in connection with the merger agreement in the event that:

     - our stockholders do not approve the merger agreement after a takeover proposal is publicly disclosed or otherwise made known to us;

     - our board of directors fails to recommend to our stockholders the approval of the merger agreement; or

     - our board of directors modifies or withdraws its recommendation of the approval of the merger agreement to our stockholders in a manner adverse to Fry's Electronics.

  Payment of Fees and Expenses

     Other than in circumstances giving rise to a termination fee, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense.

  Extension, Waiver and Amendment of the Merger Agreement

     The boards of directors of the parties may amend the merger agreement at any time before completion of the merger.

     Either party may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

  Indemnification and Insurance

     Under the merger agreement, Fry's Electronics confirmed to us that our indemnification obligations to our directors and officers set forth in our charter and by-laws and as provided by Delaware law, as in effect on the date of the merger agreement, will not be extinguished by virtue of merger.

     The merger agreement also provides that our directors and officers will continue to be covered by director and officer liability insurance for six years after the merger, protecting them against liabilities and claims resulting from their service as our directors and officers before the completion of the merger.

RELATED AGREEMENTS

  Secured Promissory Note

     In connection with the execution of the merger agreement, we executed a secured promissory note pursuant to which Fry's Electronics has agreed to loan us up to the aggregate principal amount of $13 million. Loans and accrued interest under the note are due and payable on December 31, 2001. Interest on the unpaid principal accrues at the United States prime interest rate published in the Wall Street Journal on September 4, 2001.

     Pursuant to the secured promissory note, Fry's Electronics:

     - loaned us approximately $5 million to repay loans made by PC Connection;

     - will guarantee up to approximately $4 million of letters of credit issued to our vendors and/or service providers;

     - loaned us $750,000 for working capital purposes; and

     - will loan us up to approximately an additional $3.25 million in working capital.

     Fry's Electronics may, at any time and from time to time, refuse any working capital loan request made by us to the extent, if at the time such loan is to be made:

     - the amount of money requested is in excess of our working capital budget;

     - Fry's Electronics reasonably believes that the collateral for its loans has been impaired or constitutes insufficient security;

     - Fry's Electronics reasonably believes that we have breached the merger agreement and such breach has not been cured; or

     - Fry's Electronics reasonably believes that we have breached any of our obligations under the secured promissory note or the related collateral assignment and security agreement and such breach has not been cured.

     The entire principal amount loaned under the note, together with all accrued and unpaid interest, will become immediately due and payable if any one of the following events occurs:

     - we fail to perform our obligations under the secured promissory note or the related collateral assignment and security agreement and such failure continues for five days after the receipt of written notice;

     - any of our indebtedness with a principal amount in excess of $10,000 is not timely paid or is accelerated or permitted to be accelerated by the holders of such debt because of a default;

     - any judgment or decree for the payment of money in excess of $10,000 is rendered against us and is not promptly discharged;

     - the collateral assignment and security agreement ceases to be in full force and effect;

     - any lien created by the collateral assignment and security agreement ceases to be enforceable;

     - the merger agreement has been terminated by either party; or

     - we are insolvent, commence a case in bankruptcy or are the subject of an involuntary bankruptcy proceeding.

     This is only a summary. You are urged to carefully read the secured promissory note contained in full in Appendix B.

  Collateral Assignment and Security Agreement

     In connection with the execution of the merger agreement, we entered into a collateral assignment and security agreement for the benefit of Fry's Electronics. Under the terms of this agreement, we granted Fry's Electronics a security interest in all of our present and future assets to secure payment and performance of our obligations under the secured promissory note.

     If an event of default occurs under the secured promissory note, Fry's Electronics may take possession of the collateral and make all of our obligations to it due and immediately payable.

     This is only a summary. You are urged to read the collateral assignment and security agreement contained in full as Appendix C.

  Irrevocable Proxy

     In connection with the execution of the merger agreement, Darryl Peck, our President and Chief Executive Officer, has executed an irrevocable proxy that enables Fry's Electronics to vote his shares in favor of the adoption of the merger agreement. Mr. Peck beneficially owns 3,141,222 shares of our common stock, which represented approximately 9.9% of the outstanding common stock as of the record date for the special meeting. Mr. Peck was paid no additional consideration for his execution of the irrevocable proxy.

     This is only a summary. You are urged to carefully read the irrevocable proxy contained in full as Appendix D.

INTERESTS OF OUR DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

     When considering the recommendation of our board of directors, you should be aware that our directors and some of our officers have interests in the merger that are different from, or in addition to, yours. These interests include the following:

     - Fry's Electronics will honor existing employment agreements with our officers and other key employees;

     - Darryl Peck, our President and Chief Executive Officer, will receive $250,000 if he remains as President through the consummation of the merger, and will receive an additional payment of $100,000 plus reimbursement of health insurance premiums for one year if he is not retained by Fry's Electronics following the merger;

     - our directors and officers will continue to be covered by director and officer liability insurance for six years after the merger, protecting them against liabilities and claims resulting from their service as our directors and officers before the merger; and

     - Fry's Electronics has confirmed that our charter and by-law provisions relating to director and officer indemnification will not be extinguished by the merger.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the United States federal income tax consequences of the merger to stockholders whose shares of our common stock are converted into the right to receive cash in the merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to our stockholders. The discussion is based on current law that is subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the tax consequences to any of our stockholders who, for United States federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts, and does not address any aspect of state, local or foreign tax laws.

     The receipt of cash for shares of our common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of our common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

     Under the United States federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, a certain percentage of all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, unless the stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each of our stockholders, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER SHOULD CONSULT THE STOCKHOLDER'S TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO THE STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     We and Fry's Electronics are not aware of any material governmental or regulatory approval for completion of the merger, other than:

     - the filing of a certificate of merger with the Secretary of State of the State of Delaware; and

     - compliance with all applicable federal and state securities laws regarding the solicitation of proxies with respect to the adoption of the merger agreement by our stockholders.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
                         MANAGEMENT OF CYBERIAN OUTPOST

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 18, 2001 for (a) each of our directors, (b) each person who served as our Chief Executive Officer during the fiscal year ended February 28, 2001, (c) each of our four other most highly compensated executive officers who were serving as executive officers as of February 28, 2001, (d) all of our current directors and executive officers as a group and (e) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The address for each director and executive officer listed is: c/o Cyberian Outpost, Inc., 23 North Main Street, P.O. Box 636, Kent, Connecticut 06757. Shares of common stock that may be acquired by an individual or group within 60 days of September 18, 2001, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 31,693,545 shares of common stock outstanding on September 18, 2001.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT
                  ------------------------                    ---------    -------
DIRECTORS AND CURRENT AND FORMER EXECUTIVE OFFICERS:
Darryl Peck(1)..............................................  3,641,222     11.3%
Robert A. Bowman............................................    296,231        *
William H. Lane III(2)......................................     35,000        *
Donald Riegle, Jr.(3).......................................     34,315        *
Katherine N. Vick(4)........................................    152,237        *
Derek Holding(5)............................................      3,000        *
Raymond Karrenbauer(6)......................................    129,250        *
Bruce C. Schellinkhout(7)...................................    204,605        *
Philip J. Rello(8)..........................................    229,205        *
All directors and current and former executive officers as a
  group(9 persons)(9).......................................  4,725,065     14.3%
FIVE PERCENT STOCKHOLDERS:
Fry's Electronics, Inc.(10).................................  6,606,222     20.8%
  600 East Brokaw Road
  San Jose, California 95112
RS Investment Management, L.P.(11)..........................  1,620,000      5.1%
  388 Market Street, Suite 200
  San Francisco, California 94111

---------------

  *  Less than 1%

 (1) Includes 185,100 shares of common stock held by a limited partnership for the benefit of Mr. Peck's children. Mr. Peck is the general partner of the limited partnership and has sole voting and investment power with respect to these shares. Also includes 500,000 shares of common stock issuable upon the exercise of options. All of Mr. Peck's options are vested as of September 18, 2001. Mr. Peck has granted Fry's Electronics, Inc. an irrevocable proxy to vote the shares of common stock that he beneficially owns in favor of the adoption of the merger agreement, the merger and the related transactions contemplated by the merger agreement.

 (2) Includes 25,000 shares of common stock issuable upon the exercise of options. All of Mr. Lane's options are vested as of September 18, 2001.

 (3) Includes 25,000 shares of common stock issuable upon the exercise of options. All of Mr. Riegle's options are vested as of September 18, 2001.

 (4) Includes 139,658 shares of common stock issuable upon the exercise of options. All of Ms. Vick's options are vested as of September 18, 2001. Also includes 8,060 shares of common stock that were gifted by Ms. Vick to her husband as custodian for her son and daughter under the Connecticut Uniform Transfer to Minors Act. Ms. Vick disclaims beneficial ownership of these shares of common stock. Ms. Vick is our former President and Chief Executive Officer.

 (5) Mr. Holding is our former Chief Design Officer.

 (6) Consists of 129,250 shares of common stock issuable upon the exercise of options. All of Mr. Karrenbauer's options are vested as of September 18, 2001. Mr. Karrenbauer is our former Chief Technology Officer.

 (7) Consists of 193,352 shares of common stock issuable upon the exercise of options vested as of September 18, 2001, and 11,253 shares of common stock subject to options exercisable within 60 days of September 18, 2001 in accordance with normal vesting provisions.

 (8) Includes 224,135 shares of common stock issuable upon the exercise of options vested as of September 18, 2001, and 4,570 shares of common stock subject to options exercisable within 60 days of September 18, 2001 in accordance with normal vesting provisions.

 (9) See footnotes 1, 2, 3, 4, 5, 6, 7 and 8 above.

(10) This information, except the percentage beneficially owned and those shares of common stock described in footnote 1 as to which Fry's Electronics has been granted the right to vote by Mr. Peck, is based solely on a Schedule 13D filed on September 7, 2001 with the Securities and Exchange Commission by Fry's Electronics, Inc. See footnote 1.

(11) This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed on February 15, 2001 with the Securities and Exchange Commission by RS Investment Management Co. LLC and RS Investment Management, L.P.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     You should rely only on the information contained in this proxy statement to vote on the adoption of the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

                                APPRAISAL RIGHTS

     Under Section 262 of the General Corporation Law of the State of Delaware, our common stockholders who do not wish to accept the merger consideration of $0.25 in cash per share may elect to have the fair value of their shares of common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise its rights if it complies with the provisions of Section 262.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the General Corporation Law of the State of Delaware, and is qualified in its entirety by the full text of Section 262. We have attached Section 262 in its entirety as Appendix E to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO PROPERLY FOLLOW THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of our special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in such notice a copy of Section 262. This proxy statement constitutes notice to the holders of our common stock and the applicable statutory provisions of the General Corporation Law of the State of Delaware are attached to this proxy statement as Appendix E. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix E to this proxy statement. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of common stock wishing to exercise the right to demand appraisal under Section 262 of the General Corporation Law of the State of Delaware must satisfy each of the following conditions:

     - the holder must deliver to us a written demand for appraisal of its shares before the vote on the merger agreement at the special meeting. This demand will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends by that writing to demand the appraisal of its shares;

     - the holder must not vote its shares of common stock in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

     - the holder must continuously hold its shares from the date of making the demand through the completion of the merger. A stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the completion of the merger will lose any right to appraisal in respect of those shares.

     Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

     Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should: be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on those stock certificates, and specify the following:

     - the stockholder's name and mailing address;

     - the number of shares of common stock owned by the stockholder; and

     - that the stockholder intends thereby to demand appraisal of its common stock.

     If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH NOMINEE.

     A stockholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to: Cyberian Outpost, Inc., 23 North Main Street, P.O. Box 636, Kent, Connecticut 06757, Attention: Corporate Secretary.

     Within ten days after the completion of the merger, the surviving corporation in the merger must send a notice as to the effectiveness of the merger to each of our former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the effectiveness of the merger, but not after that date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. We are under no obligation to, and have no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

     Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

     Within 120 days after the effectiveness of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder by the later of 10 days after receipt of a request from the stockholder or 10 days after expiration of the period for delivery of demands for appraisals under Section 262.

     A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon the surviving corporation. The surviving corporation must then within 20 days after receipt of service file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with us as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining which stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

     Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effectiveness of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the effectiveness of the merger.

     Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require written approval of the surviving corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery. This approval may be conditioned upon any terms the Delaware Court of Chancery deems just.

     If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

     Failure to comply strictly with all of the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

                                                                      APPENDIX A

                                                                  Execution Copy

--------------------------------------------------------------------------------










                                MERGER AGREEMENT

                                  BY AND AMONG

                            FRY'S ELECTRONICS, INC.,

                             FCOP ACQUISITION, INC.

                                       AND

                             CYBERIAN OUTPOST, INC.



                          DATED AS OF SEPTEMBER 4, 2001










--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS............................................................................................2

   1.01. CERTAIN DEFINITIONS......................................................................................2

ARTICLE II. THE MERGER............................................................................................6

   2.01. THE MERGER...............................................................................................6
   2.02. EFFECTIVE TIME...........................................................................................7
   2.03. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION........................................7
   2.04. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..........................................................7
   2.05. ADDITIONAL ACTIONS.......................................................................................7
   2.06. EFFECTS OF THE MERGER....................................................................................7

ARTICLE III. CONVERSION OF SHARES.................................................................................7

   3.01. CONVERSION...............................................................................................7
   3.02. CONVERSION OF STOCK......................................................................................8
   3.03. PROCEDURES FOR EXCHANGE OF THE COMPANY COMMON STOCK FOR MERGER CONSIDERATION.............................8
   3.04. BUYER SUB COMMON STOCK...................................................................................9

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................9

   4.01. ORGANIZATION AND QUALIFICATION..........................................................................10
   4.02. ORGANIZATIONAL DOCUMENTS; BY-LAWS; CORPORATE RECORDS....................................................10
   4.03. CAPITALIZATION OF COMPANY...............................................................................11
   4.04. OWNERSHIP OF AFFILIATES.................................................................................11
   4.05. AUTHORITY...............................................................................................12
   4.06. NO CONFLICT.............................................................................................12
   4.07. CONSENTS AND APPROVALS..................................................................................13
   4.08. ABSENCE OF CERTAIN PAYMENTS.............................................................................13
   4.09. COMPLIANCE..............................................................................................13
   4.10. TITLE TO ASSETS.........................................................................................13
   4.11. CONDITION OF ASSETS.....................................................................................14
   4.12. SUFFICIENCY OF PROPERTY AND ASSETS TO CONDUCT BUSINESS..................................................14
   4.13. FINANCIAL STATEMENTS....................................................................................14
   4.14. COMPANY REPORTS.........................................................................................15
   4.15. INVENTORY...............................................................................................15
   4.16. RELATIONSHIP WITH VENDORS, MANUFACTURERS, AND RESELLERS.................................................15
   4.17. AUTHORIZED REPRESENTATIVE...............................................................................15
   4.18. RETURN POLICY; WARRANTY AND PRODUCT LIABILITY CLAIMS....................................................16
   4.19. CUSTOMER COMPLAINTS.....................................................................................16
   4.20. CUSTOMER LISTS..........................................................................................16
   4.21. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE...................................................................16
   4.22. NO UNDISCLOSED LIABILITIES..............................................................................16
   4.23. ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................17
   4.24. NO BONUSES OR OTHER PAYMENTS TO EMPLOYEES, DIRECTORS, OFFICERS..........................................17
   4.25. AGREEMENTS, CONTRACTS AND COMMITMENTS...................................................................18




   4.26. CONTRACTS IN FULL FORCE AND EFFECT......................................................................19
   4.27. ENVIRONMENTAL LIABILITY.................................................................................20
   4.28. ABSENCE OF LITIGATION...................................................................................20
   4.29. EMPLOYEE BENEFIT PROGRAMS...............................................................................20
   4.30. EMPLOYEES...............................................................................................21
   4.31. LABOR MATTERS...........................................................................................21
   4.32. REAL PROPERTY AND LEASES................................................................................21
   4.33. TAXES AND TAX RETURNS...................................................................................22
   4.34. INSURANCE...............................................................................................24
   4.35. STATE TAKEOVER LAWS.....................................................................................24
   4.36. COMPETING INTERESTS.....................................................................................24
   4.37. INTERESTS OF COMPANY INSIDERS...........................................................................24
   4.38. INTELLECTUAL PROPERTY...................................................................................25
   4.39. COMPANY SOFTWARE........................................................................................25
   4.40. INVESTMENT BANKER.......................................................................................27
   4.41. COMPANY INFORMATION.....................................................................................27
   4.42. DISCLOSURE..............................................................................................27
   4.43. FORBEARANCE AND DEFERRAL AGREEMENTS.....................................................................27

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................27

   5.01. CORPORATE ORGANIZATION..................................................................................27
   5.02. AUTHORITY...............................................................................................28
   5.03. NO CONFLICT.............................................................................................28
   5.04. CONSENTS AND APPROVALS..................................................................................28
   5.05. FUNDS...................................................................................................28
   5.06. BUYER INFORMATION.......................................................................................28
   5.07. BUYER SUB...............................................................................................28
   5.08. DISCLOSURE..............................................................................................29

ARTICLE VI. COVENANTS OF THE COMPANY.............................................................................29

   6.01. CONDUCT OF BUSINESS PENDING THE MERGER..................................................................29
   6.02. CURRENT INFORMATION.....................................................................................32
   6.03. OTHER FINANCIAL INFORMATION.............................................................................33
   6.04. ACCESS TO INFORMATION...................................................................................33
   6.05. APPROVAL OF COMPANY'S STOCKHOLDERS......................................................................34
   6.06. FAILURE TO FULFILL CONDITIONS...........................................................................34
   6.07. REASONABLE BEST EFFORTS.................................................................................34
   6.08. UPDATE OF DISCLOSURE SCHEDULES..........................................................................34
   6.09. NO SOLICITATION.........................................................................................35

ARTICLE VII. COVENANTS OF BUYER..................................................................................35

   7.01. CONDUCT OF BUSINESS PENDING THE MERGER..................................................................35
   7.02. FAILURE TO FULFILL CONDITIONS...........................................................................35
   7.03. REASONABLE BEST EFFORTS.................................................................................35

ARTICLE VIII. REGULATORY AND OTHER MATTERS.......................................................................36

   8.01. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS..............................................................36




   8.02. REGULATORY APPROVALS....................................................................................36
   8.03. LEGAL CONDITIONS TO MERGER..............................................................................37
   8.04. EMPLOYEE MATTERS........................................................................................37
   8.05. EXTENSION OF CREDIT; CROSS DEFAULT......................................................................37
   8.06. DIRECTOR AND OFFICER INDEMNIFICATION; LIABILITY INSURANCE...............................................37
   8.07. PUBLIC ANNOUNCEMENTS....................................................................................38
   8.08. ADDITIONAL AGREEMENTS...................................................................................38

ARTICLE IX. CONDITIONS TO THE MERGER.............................................................................38

   9.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.............................................38
   9.02. CONDITIONS TO OBLIGATIONS OF THE BUYER..................................................................39
   9.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY................................................................39

ARTICLE X. TERMINATION, AMENDMENT AND WAIVER.....................................................................40

   10.01. TERMINATION............................................................................................40
   10.02. EFFECT OF TERMINATION; EXPENSES........................................................................41
   10.03. AMENDMENT..............................................................................................42
   10.04. WAIVER.................................................................................................42

ARTICLE XI. THE CLOSING..........................................................................................42

   11.01. CLOSING................................................................................................42
   11.02. DELIVERIES AT CLOSING..................................................................................43

ARTICLE XII. GENERAL PROVISIONS..................................................................................43

   12.01. ALTERNATIVE STRUCTURE..................................................................................43
   12.02. ASSIGNMENT OF RIGHT TO PURCHASE........................................................................43
   12.03. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................................................43
   12.04. NOTICES................................................................................................43
   12.05. SEVERABILITY...........................................................................................45
   12.06. ENTIRE AGREEMENT.......................................................................................45
   12.07. ASSIGNMENT.............................................................................................45
   12.08. PARTIES IN INTEREST....................................................................................45
   12.09. SPECIFIC PERFORMANCE...................................................................................45
   12.10. GOVERNING LAW..........................................................................................45
   12.11. HEADINGS...............................................................................................46
   12.12. INTERPRETATION.........................................................................................46
   12.13. COUNTERPARTS...........................................................................................46

                                MERGER AGREEMENT

     This Merger Agreement, dated as of September 4, 2001 (this "AGREEMENT"), by and among Fry's Electronics, Inc., a California corporation (the "BUYER"), FCOP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "BUYER SUB"), and Cyberian Outpost, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, the Company and PC Connection, Inc., a Delaware corporation ("PCC"), are parties to a Merger Agreement, dated as of May 29, 2001 (the "PCC MERGER AGREEMENT");

     WHEREAS, in connection with the execution of the PCC Merger Agreement, (i) the Company and PCC entered into a Stock Warrant Agreement, dated as of May 29, 2001 (the "STOCK WARRANT AGREEMENT"); (ii) the Company and Merrimack Services Corporation, a Delaware corporation and an affiliate of PCC ("MSC"), entered into a Credit and Supply Agreement, Security Agreement and related Working Capital Promissory Note, each dated as of May 29, 2001 (the "CREDIT AGREEMENT," the "SECURITY AGREEMENT" and the "NOTE," respectively); and (iii) certain stockholders of the Company granted irrevocable proxies in favor of PCC with respect to the transactions contemplated by the PCC Merger Agreement (the "PROXIES" and, collectively with the Merger Agreement, the Stock Warrant Agreement, the Credit Agreement, the Security Agreement and the Note, the "PCC TRANSACTION DOCUMENTS");

     WHEREAS, the Company desires to enter into a merger agreement with the Buyer;

     WHEREAS, PCC is willing to terminate the PCC Transaction Documents and consent to the Company's execution of this Agreement, subject to the terms and conditions of a certain termination agreement of even date herewith to be entered into by the Company, PCC, MSC and the Buyer;

     WHEREAS, the Boards of Directors of the Buyer, the Buyer Sub and the Company have determined that it is in the best interests of their respective companies and their shareholders to enter into the Agreement and consummate the business combination transactions provided for herein, including the merger (the "MERGER") of the Buyer Sub with and into the Company, subject to the terms and conditions set forth herein;

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger; and

     WHEREAS, as a condition and inducement to the Buyer's willingness to enter into this Agreement, Darryl Peck, President and Chief Executive Officer of the Company, is concurrently delivering to the Buyer an irrevocable proxy, in substantially the form attached hereto as Exhibit A, pursuant to which among other things, Mr. Peck has designated the Buyer as his proxy to vote his shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Buyer and the Company agree as follows:

                             ARTICLE I. DEFINITIONS

     1.01. CERTAIN DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "AFFILIATE" of a specified person shall mean a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person, including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 10% ownership or more.

          (b) "AGREEMENT DOCUMENTS" shall mean this Agreement and all other agreements, certificates and instruments to be executed in connection with or pursuant to this Agreement.

          (c) "ASSOCIATES" shall have the meaning defined in Section 4.25(m).

          (d) "BUSINESS" shall mean the business of the Company, which is acting as an Internet retailer of consumer and business technology and related products, and offering eBusiness services including but not limited to end-to-end e-commerce solutions, Web site design and hosting, product merchandising, and order processing and fulfillment to other retailers.

          (e) "BUSINESS VENDORS" shall have the meaning defined in Section 4.16.

          (f) "BUSINESS DAY" shall mean any day on which banks are not required or authorized to close in the City of Boston.

          (g) "BUYER BOARD" shall have the meaning defined in Section 5.02.

          (h) "CERTIFICATE" shall have the meaning defined in Section 3.02(a).

          (i) "CERTIFICATE OF MERGER" shall have the meaning defined in Section 2.02.

          (j) "CLOSING" shall have the meaning defined in Section 2.02.

          (k) "CLOSING DATE" shall have the meaning defined in Section 2.02.

          (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (m) "COMPANY" shall mean Cyberian Outpost, Inc. or, after the Merger, the Surviving Corporation.

          (n) "COMPANY BOARD" shall have the meaning defined in Section 4.05.

          (o) "COMPANY COMMON STOCK" shall have the meaning defined in Section 3.01.

          (p) "COMPANY DISCLOSURE SCHEDULE" shall have the meaning defined in the preamble to Article IV.

          (q) "COMPANY EQUITY INTEREST" shall refer to all Equity Interest in the Company at the time outstanding.

          (r) "COMPANY FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets of the Company and its subsidiaries as of February 28, 2000 and 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended February 28, 1999 through 2001, inclusive, and the related notes and schedules, each of which has been audited by KPMG LLP; and (ii) the consolidated balance sheets of the Tweeter Joint Venture and its subsidiaries as of March 31, 2000 and 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended March 31, 1999 through 2001, inclusive, and the related notes and schedules, each of which has been audited by KPMG LLP.

          (s) "COMPANY INSIDER" shall have the meaning defined in Section 4.37.

          (t) "COMPANY PLANS" shall have the meaning defined in Section 4.29.

          (u) "COMPANY REPORTS" shall have the meaning defined in Section 4.14.

          (v) "COMPANY STOCK OPTION" shall have the meaning defined in Section 4.03(c).

          (w) "COMPANY STOCK OPTION PLANS" shall have the meaning defined in
Section 4.03(b).

          (x) "CONSTITUENT CORPORATION" means the Surviving Corporation and the Buyer Sub, collectively.

          (y) The term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (z) "CURRENTLY CONDUCTED," when referring to the Business, shall include the Business as it is now conducted or contractually committed to be conducted.

          (aa) "DGCL" shall mean the Delaware General Corporation Law, as amended.

          (bb) "DEFERRED INTERCOMPANY TRANSACTION" shall have the meaning set forth in Treasury Regulation Section 1.1502-13.

          (cc) "EFFECTIVE TIME" shall have the meaning defined in Section 2.02.

          (dd) "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern. "MATERIALS OF ENVIRONMENTAL CONCERN" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

          (ee) "EQUITY INTEREST" in the case of a corporation shall mean its capital stock, and in the case of a limited liability company shall mean its units or other ownership interests.

          (ff) "EXCESS LOSS ACCOUNT" shall have the meaning set forth in Treasury Regulation Section 1.1502-19.

          (gg) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (hh) "EXPIRATION DATE" shall have the meaning defined in Section 10.01(b).

          (ii) "FORBEARANCE AND DEFERRAL AGREEMENT" shall have the meaning defined in Section 4.43.

          (jj) "GOVERNMENTAL ENTITY" shall have the meaning defined in Section 4.07.

          (kk) "INTELLECTUAL PROPERTY" shall have the meaning defined in Section 4.38(a).

          (ll) "LATEST BALANCE SHEET DATE" shall have the meaning defined in
Section 4.13(b).

          (mm) "LATEST BALANCE SHEETS" shall have the meaning defined in Section 4.13(b).

          (nn) "LIABILITIES" shall have the meaning defined in Section 4.22.

          (oo) "LIEN" shall mean any interest, consensual or otherwise, in property, whether real, personal or mixed property or assets, tangible or intangible, securing an obligation owed to, or a claim by a third Person, or otherwise evidencing an interest of a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including, but not limited to, any security interest, security title or lien arising from a mortgage, recordation of abstract of judgment, deed of trust, deed to secure debt, encumbrance, restriction, charge, covenant, restriction, claim, exception, encroachment, easement, right of way, license, permit, pledge, conditional sale, option trust (constructive or otherwise) or trust receipt or a lease, consignment or bailment for security purposes and other title exceptions and encumbrances affecting the property.

          (pp) "MATERIAL ADVERSE EFFECT" shall mean any change or effect that is materially adverse to the business, financial condition or results of operations of a Party and its subsidiaries and Affiliates, taken as a whole, except to the extent that such change or effect is attributable to or results from (i) the direct effect of the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of a Party, or (ii) changes in general economic conditions or changes affecting the industry generally in which such Party operates. Without limiting the generality of the foregoing, it shall be a "Material Adverse Effect" if a Party files or becomes the subject of a bankruptcy proceeding, makes an assignment for the benefit of creditors, or has a receiver, trustee or conservator appointed for any substantial part of its assets or properties.

          (qq) "MATERIAL CONTRACTS" shall have the meaning defined in Section 4.26.

          (rr) "MERGER" shall have the meaning defined in the Preamble.

          (ss) "MERGER CONSIDERATION" shall have the meaning defined in Section 3.01.

          (tt) "MERGER LETTER OF TRANSMITTAL" shall have the meaning defined in
Section 3.03(b).

          (uu) "ORGANIZATIONAL DOCUMENTS" shall mean a corporation's Articles of Organization, Certificate of Incorporation, or equivalent organizational documents or, in the case of a limited liability company, its Certificate of Formation or Limited Liability Company Agreement.

          (vv) "PARTY" shall mean each of the Company, the Buyer and the Buyer Sub.

          (ww) "PAYING AGENT" shall have the meaning defined in Section 3.03(a).

          (xx) The term "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          (yy) "PREVIOUSLY DISCLOSED" shall mean disclosed in a Company Disclosure Schedule dated on or prior to the date hereof.

          (zz) "PROXY STATEMENT" shall have the meaning defined in Section 4.41.

          (aaa) "REQUISITE APPROVALS" shall have the meaning defined in Section 9.01(c).

          (bbb) "RIGHTS" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

          (ccc) "SECURED PROMISSORY NOTE" shall have the meaning defined in
Section 8.05.

          (ddd) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (eee) "SECURITIES LAWS" shall mean the Securities Act; the Exchange Act; the Investment the Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated under each of said acts.

          (fff) "SPECIAL MEETING" shall have the meaning defined in Section
6.05.

          (ggg) The terms "SUBSIDIARY" or "SUBSIDIARIES" of the Buyer, the Company or any other person shall mean an Affiliate controlled by such person, directly or indirectly, through one or more intermediaries, except as otherwise defined herein.

          (hhh) "SURVIVING CORPORATION" shall have the meaning defined in
Section 2.01.

          (iii) "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not (including any interest in respect of such penalty or addition).

          (jjj) "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement, relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (kkk) "TWEETER JOINT VENTURE" means Tweeter@outpost.com, LLC a joint venture of Cyberian Outpost, Inc. and Tweeter Home Entertainment Group, Inc.

          (lll) "WARN ACT" shall have the meaning defined in Section 4.31(b).

                             ARTICLE II. THE MERGER

     2.01. THE MERGER.

As promptly as practicable following the satisfaction or waiver of the conditions to the parties' respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.02 hereof): (a) Buyer Sub shall be merged with and into the Company with the Company continuing as the surviving corporation (the "SURVIVING

CORPORATION"); and (b) the separate existence of Buyer Sub shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Buyer Sub shall be vested in and assumed by the Surviving Corporation.

     2.02. EFFECTIVE TIME.

The Merger shall be effected by the filing of a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with Delaware law to become effective on the day of the closing ("CLOSING DATE") provided for in Article XI hereof (the "CLOSING"). The term "EFFECTIVE TIME" shall mean the time on the Closing Date (or a subsequent date not later than the opening of business on the next Business Day) when the Merger becomes effective as set forth in the Certificate of Merger.

     2.03. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION.

The Certificate of Incorporation and By-laws of Buyer Sub immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

     2.04. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

The Directors and officers of Buyer Sub immediately prior to the Effective Time shall be the initial Directors and officers of Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of Surviving Corporation, except that Darryl Peck and Christopher J. Walls shall be President and Chief Executive Officer, and Vice President, Corporate Counsel, respectively, of the Surviving Corporation.

     2.05. ADDITIONAL ACTIONS.

If, at any time after the Effective Time, the Constituent Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Constituent Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Constituent Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Constituent Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Constituent Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

     2.06. EFFECTS OF THE MERGER.

At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

                        ARTICLE III. CONVERSION OF SHARES

     3.01. CONVERSION.

At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than the Company Common Stock then owned by the Company, any Company subsidiary, the Buyer, or any Buyer subsidiary), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.25 in cash (the "MERGER CONSIDERATION"), payable to the holder thereof, without interest, upon the surrender of the Certificate formerly representing such share.

     3.02. CONVERSION OF STOCK.

          (a) All the Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "CERTIFICATE") previously representing any such shares of the Company Common Stock shall thereafter represent the right to receive the Merger Consideration into which the Company Common Stock represented by such Certificate has been converted.

          (b) At the Effective Time, all shares of the Company Common Stock held in the treasury of the Company and all shares of the Company Common Stock owned by the Buyer or owned beneficially by any subsidiary of the Buyer shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

          (c) The provisions of Section 3.01 are based on the assumption that there will be no more than 36,072,267 shares of Company Common Stock outstanding or issuable upon the exercise of options or warrants or otherwise, at the Effective Time. If there is any increase in this number as of the Effective Time, the provisions of Section 3.01, including the Merger Consideration, will be appropriately adjusted.

     3.03. PROCEDURES FOR EXCHANGE OF THE COMPANY COMMON STOCK FOR MERGER CONSIDERATION.

          (a) Prior to the Effective Time, the Buyer shall designate a bank or trust company acceptable to the Company to act as paying agent in the Merger (the "PAYING AGENT"). When and as needed, the Buyer shall provide the Paying Agent with immediately available funds in an amount necessary to make the payments contemplated by this Article III.

          (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each record holder of any Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Buyer or Buyer Sub may reasonably specify) (the "MERGER LETTER OF TRANSMITTAL") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate or Certificates, together with such Merger Letter of Transmittal duly executed, and any other required documents, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor the Merger Consideration less any applicable withholding taxes, and such Certificate or Certificates shall forthwith be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the consideration payable upon the surrender of the Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Buyer, the posting by such person of a bond in such amount as the Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (c) At any time following twelve (12) months after the Effective Time, the Buyer (or, at the Buyer's option, the Surviving Corporation) shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the cash payable upon due surrender of their Certificates. Notwithstanding the foregoing, none of the Buyer, the Buyer Sub or the Paying Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock. Until surrendered in accordance with the provisions of this Section, each Certificate (other than Certificates representing shares of Company Common Stock held by the Buyer or any direct or indirect subsidiary of the Buyer, the Company or any of its subsidiaries) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares evidenced by such Certificate, without any interest theron.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration as provided herein.

     3.04. BUYER SUB COMMON STOCK.

Each share of common stock of the Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation at the Effective Time.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in a specific section of the Disclosure Schedule previously delivered by the Company to the Buyer (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to the Buyer as follows:

     4.01. ORGANIZATION AND QUALIFICATION.

          (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in Connecticut and Ohio. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

          (b) Outpost Holdings LLC ("HOLDINGS SUB"), OutpostPro.com, Incorporated ("CMP SUB"), Tweeter@Outpost.com, LLC (the "TWEETER JOINT VENTURE"), and Outpost Vendor Supply A ("VENDOR SUB") are the only direct subsidiaries of the Company. CMPExpress.com Internet Development Plc ("INDIA SUB") is a wholly owned subsidiary of CMP Sub. Holdings Sub, CMP Sub, Tweeter Joint Venture, Vendor Sub and India Sub are, collectively, the "COMPANY SUBSIDIARIES". The Company owns 50% of the Equity Interest of the Tweeter Joint Venture and all of the Equity Interest of CMP Sub, Holdings Sub and Vendor Sub. Other than its interest in the Company Subsidiaries, the Company does not, directly or indirectly, own any Equity Interest or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity. Without limiting the generality of the foregoing, the Company owns no Equity Interest in Outpost Vendor Supply B, nor is Outpost Vendor Supply B a party to a contract with Wolf Camera.

          (c) Holdings Sub is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CMP Sub is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is qualified to do business in New Jersey. The Tweeter Joint Venture is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Vendor Sub is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. India Sub is an Indian private liability corporation duly organized, validly existing and in good standing under the laws of India. Each Company subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification.

     4.02. ORGANIZATIONAL DOCUMENTS; BY-LAWS; CORPORATE RECORDS.

The Company has heretofore made available to the Buyer true, complete and correct copies of the Organizational Documents and the By-laws or equivalent organizational documents, in each case as amended and restated to date, of the Company. Such Organizational Documents, By-laws and equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of its Organizational Documents or equivalent organizational documents or of its By- laws. The minute books of the Company, a copy of which has been made available to the Buyer, contain in all material respects true and correct records of all meetings held during the period beginning on January 1, 1998 and ending on April 12, 2001 and true and complete records of all other corporate actions taken of the Company's stockholders and board of directors (including committees of the board of directors) during such period.

     4.03. CAPITALIZATION OF COMPANY.

          (a) The authorized Equity Interest of the Company consists of fifty million (50,000,000) shares of common stock, $0.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, $0.01 par value per share, of which 31,693,545 shares of common stock and no shares of Preferred Stock are issued and outstanding.

          (b) Except (i) for options to acquire not more than 4,022,015 shares of Company Common Stock pursuant to stock options outstanding as of the date hereof under the Company's 1997 and 1998 Incentive Stock Plans and the Company's Restated 1998 Employee, Director and Consultant Stock Plan (the "COMPANY STOCK OPTION PLANS"), and (ii) as otherwise disclosed on Section 4.03 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Equity Interest of the Company or obligating the Company to issue or sell any Equity Interests of, or other equity interests or Rights in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Equity Interests or Rights of, or other equity interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company. All of the Company Equity Interests are duly authorized, validly issued in compliance with all applicable laws, and are fully paid and nonassessable and are free of preemptive or similar rights created by statute, the Organizational Documents of the Company, or any other agreement to which the Company is a party or bound.

          (c) A true and correct list of all outstanding options for the purchase of Company Common Stock ("COMPANY STOCK OPTIONS"), including name of optionee, number of shares, and option exercise price, is set forth on Section
4.03 of the Company Disclosure Schedule.

          (d) The Company Board has taken reasonable steps to ensure that all outstanding Company Stock Options and all Company Stock Option Plans shall terminate and be of no further force and effect not later than immediately prior to the Effective Time.

     4.04. OWNERSHIP OF AFFILIATES.

The only Affiliates of the Company (each a "COMPANY AFFILIATE") are set forth on
Section 4.04 of the Company Disclosure Schedule. The Company shall not be in violation of this Section 4.04 for not listing a person as an Affiliate if the Company believes in good faith that the person is not an Affiliate and if such person is not a director or officer of the Company and does not own greater than or equal to ten percent of the outstanding capital stock of the Company. The Equity Interests of the Company Affiliates that are known to the Company have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned as specified in Section 4.04 of the Company Disclosure Schedule, free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. To the knowledge of the Company, no Rights are authorized, issued or outstanding with respect to the Equity Interests of any Company Affiliate and, to the knowledge of the Company, there are no agreements, understandings or commitments relating to the rights of any Company Affiliate to vote or dispose of said Equity Interests.

     4.05. AUTHORITY.

The Company has full corporate power and authority (other than the approval of the Company's stockholders) (i) to execute and deliver all Agreement Documents to be executed by the Company in connection with or pursuant to this Agreement;
(ii) to perform its obligations under the Agreement Documents and (iii) to consummate the transactions contemplated by the Agreement Documents. The execution and delivery of the Agreement Documents, including, without limitation, the irrevocable proxy granted by Darryl Peck to the Buyer with respect to Mr. Peck's shares of Company Common Stock, and the consummation of the transactions contemplated hereby or thereby, have been duly and validly approved by unanimous vote of the Board of Directors or other governing body of the Company (the "COMPANY BOARD"), including, without limitation, for all purposes of and under Section 203 of the DGCL, and no other corporate proceedings on the part of the Company (other than the approval of the Company's stockholders) are necessary to approve the Agreement Documents or to consummate the transactions contemplated hereby or thereby. The Agreement Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.06. NO CONFLICT.

          (a) Assuming the effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all required consents, approvals, authorizations or permits from, Governmental Entities, as well as approval of the Merger by the Company's stockholders, neither the execution, delivery and performance of the Agreement Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with, violate or result in a breach of any provision of the Organizational Documents or By-laws of the Company, (ii) conflict with, violate or result in a breach of any statute, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to the Company, or by which any property or asset of the Company is bound or affected, or (iii) except as set forth on
Section 4.06 of the Company Disclosure Schedule, conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, pledge, security interest, charge or other encumbrance on any property or asset of the Company pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party, or by which the Company is bound or affected.

          (b) Neither the execution, delivery and performance of the Agreement Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will result in the cancellation or termination of, or give any party the right to cancel, modify or amend any agreement for the sale of materials, products, services or supplies or qualification authorizing or permitting the Company to sell materials, products, services or supplies or qualification to any person.

     4.07. CONSENTS AND APPROVALS.

The execution, delivery and performance of this Agreement by the Company does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY") or with any third party, except for (A) applicable requirements, if any, of state takeover laws, (B) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware; (C) compliance with applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the pre-Merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended or Foreign Competition Laws, (D) consents of third parties disclosed on Section 4.25 of the Company Disclosure Schedule, or (E) the approval of the Company's stockholders. The Company is not aware of any reason why the approvals, consents and waivers referred to herein should not be obtained.

     4.08. ABSENCE OF CERTAIN PAYMENTS.

Neither the Company nor any director or officer, nor, to the knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company has used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds, or violated any provisions of the Foreign Corrupt Practices Act of 1977 or any rules or regulations promulgated thereunder.

     4.09. COMPLIANCE.

Except as disclosed on Section 4.09 of the Company disclosure Schedule, the Company holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to, and has complied with and is not in conflict with, or in default or violation of, (a) any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies or guidelines of any Governmental Entity, applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the

Company or any property or asset of the Company is bound or affected; and the Company does not know of, nor has it received notice of, any material violations of any of the above.

     4.10. TITLE TO ASSETS.

Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, the Company has good and marketable title to all of the assets it purports to own (a complete list of which is set forth in Section 4.10(a) of the Company Disclosure Schedule), and owns all of such assets free and clear of any Liabilities (as defined in Section 4.22) or Liens, other than (i) statutory liens securing current taxes and other obligations that are not yet delinquent and (ii) minor imperfections of title and encumbrances that do not materially detract from or interfere with the present use or value of such properties. The Company holds a valid leasehold interest in all of the leased assets of the Company.

     4.11. CONDITION OF ASSETS.

All of the assets of the Company, including any assets held under leases or licenses, are in good condition and repair, ordinary wear and tear excepted, and are in good working order and have been properly and regularly maintained.

     4.12. SUFFICIENCY OF PROPERTY AND ASSETS TO CONDUCT BUSINESS.

The assets, rights, personal property, permits and contracts of the Company to be transferred to the Buyer in connection with the Merger (a) constitute all the properties, assets and rights used in connection with the Business as Currently Conducted, and also (b) include all the assets, properties and rights necessary for the Buyer to conduct the Business in all material respects as Currently Conducted. The Company is not, and the Buyer will not be, restricted from carrying out the Business or any part thereof by any agreement, instrument, indenture or court of arbitration decree.

     4.13. FINANCIAL STATEMENTS.

          (a) The Company has previously made available to the Buyer, for copying, originals of the Company Financial Statements, which are accompanied by the audit report of KPMG, LLP, independent public accountants for the Company. The Company Financial Statements referred to in this Section 4.13 (including the related notes, where applicable) fairly present, and the financial statements referred to in Sections 6.02 and 6.03 hereof each will fairly present (subject, in the case of unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes), the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of the Company and the Tweeter Joint Venture, as the case may be, for the respective periods or as of the respective dates therein set forth; the Company Financial Statements (including the related notes, where applicable) have been prepared, and the financial statements referred to in Sections 6.02 and 6.03 hereof will be prepared, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout and among the periods covered thereby, except as indicated in the notes thereto. The audits of the Company and the Tweeter Joint Venture, as the case may be, have been conducted in all material respects in accordance with generally accepted auditing standards. The Company Financial Statements have been prepared from the books and records of the Company or the Tweeter Joint Venture, as the case may be, and the books and records of the

Company and the Tweeter Joint Venture, as the case may be, are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

          (b) The balance sheets of the Company as of February 28, 2001 and May 31, 2001 (the "LATEST BALANCE Sheets"), including the notes thereto, make adequate provision for all material liabilities and obligations of every nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of the Company as of February 28, 2001 and May 31, 2001, respectively, and except as and to the extent set forth on such balance sheets, the Company has no material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) which would be required to be reflected or disclosed on a balance sheet, or in the notes thereto, prepared in accordance with GAAP. The Latest Balance Sheets have been prepared on a basis consistent with the accounting principles and practices used in preparing previous balance sheets provided to the Buyer. A true and correct copy of the July 31, 2001 balance sheet is attached as Section 4.13(b) of the Company Disclosure Schedule.

          (c) No facts or circumstances exist which would give the Company reason to believe that a material liability or obligation that, in accordance with GAAP applied on a consistent basis, should have been reflected or disclosed on such balance sheets, was not so reflected or disclosed.

     4.14. COMPANY REPORTS.

The Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed, with (i) the Securities and Exchange Commission ("SEC") pursuant to the Securities Act or the Exchange Act, and (ii) any applicable state securities authorities (all such reports and statements are collectively referred to herein as the "COMPANY REPORTS"). As of their respective dates, no such Company Reports filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date shall, from and after such filing, be deemed to modify information as of an earlier date.

     4.15. INVENTORY.

All inventories reflected in the Latest Balance Sheets or included in the assets of the Company are of good and merchantable quality and are salable in the ordinary course of business (in the case of inventory held for sale) or currently usable (in the case of other inventory). The value of the inventories reflected in the Latest Balance Sheets are stated in accordance with GAAP applied on a consistent basis. Except as set forth on Section 4.15 of the Company Disclosure Schedule, the inventory contains no obsolete or outdated items.

     4.16. RELATIONSHIP WITH VENDORS, MANUFACTURERS, AND RESELLERS.

The Company's business relationship with vendors, manufacturers, and resellers ("BUSINESS VENDORS") with whom it has business dealings are generally satisfactory. Section 4.16 of the Company Disclosure Schedule sets forth a list of the one hundred (100) largest Business Vendors, based on sales from March 1, 2001 to the date hereof. The Company does not now have a material dispute with any Business Vendor. Except as set forth on Section 4.16 of the Company Disclosure Schedule, in the past two years the Company has not received any written notice that indicates dissatisfaction with the Company's performance of its obligations to its Business Vendors. No notice has been received by the Company with respect to the possible termination or modification of any relationship with a Business Vendor, including but not limited to modifications in co-op funds, rebates or marketing funds, and, except as set forth on Section
4.16 of the Company Disclosure Schedule, the Company has no reason to believe that any business or financial relationship with a Business Vendor is likely to be adversely affected by consummation of the Merger.

     4.17. AUTHORIZED REPRESENTATIVE.

Set forth on Section 4.17 of the Company Disclosure Schedule is a complete list and description of the vendors and manufacturers for which the Company is an authorized representative ("VENDOR RELATIONSHIPS"). Except as disclosed in
Section 4.17 of the Company Disclosure Schedule, no notice has been received with respect to the possible termination or modification of any Vendor Relationship and the Company has no reason to believe that any Vendor Relationship will be adversely affected by consummation of the Merger.

     4.18. RETURN POLICY; WARRANTY AND PRODUCT LIABILITY CLAIMS.

          (a) Section 4.18 of the Company Disclosure Schedule contains a true and complete description of the Company's return policy for the business of the Company, including, without limitation, a description of the circumstances under which cash or merchandise refunds are given or goods are repaired by the Company or the original manufacturer.

          (b) Neither the Company nor any officer or director of the Company is or has been a defendant in any product liability litigation relating to any product sold by the Company, and no such litigation is or has been threatened.

     4.19. CUSTOMER COMPLAINTS.

Set forth on Section 4.19 of the Company Disclosure Schedule is a description of all customer complaints received by the Company over the past year, other than one-time, non-systemic complaints received in the normal course of the Company's business.

     4.20. CUSTOMER LISTS.

As of July 31, 2001, the Company had a total of approximately 1.4 million customers of which approximately 800,000 have made purchases in the last 12 months.

     4.21. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

          (a) All accounts receivable and vendor accounts receivable, reflected in the Latest Balance Sheets or generated since the date of the Latest Balance Sheets (the "LATEST BALANCE SHEET DATE"), arose in the ordinary course of business and are fully collectible in the ordinary course of business, at the face amount thereof less any reserve reflected in the Latest Balance Sheets, and are not subject to counterclaim, setoff or other reduction. Set forth on Section 4.21(a) of the Company Disclosure Schedule is a true, correct and complete list, including aging information, of all such accounts receivable and vendor accounts receivable as of the Latest Balance Sheet Date.

          (b) Set forth on Section 4.21(b) of the Company Disclosure Schedule is a true, correct and complete list, including aging information, of all of the Company's accounts payable as of the Latest Balance Sheet Date.

     4.22. NO UNDISCLOSED LIABILITIES.

The Company does not have any direct or indirect debts, liabilities or obligations, including any liability for Taxes, whether known or unknown, absolute, accrued, contingent or otherwise ("LIABILITIES"), except (a) Liabilities fully reflected in the Latest Balance Sheets and related financial statement notations; (b) accounts payable and Liabilities incurred in the ordinary course of business and consistent with past practice since the Latest Balance Sheet Date; (c) obligations to be performed in the ordinary course of business, consistent with past practice, under the agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments set forth in Attachment 4.25 to Section 4.25 of the Company Disclosure Schedule or under agreements not required to be disclosed pursuant to
Section 4.25 and (d) Liabilities disclosed in the Company Reports. The Company does not and will not have any obligations for severance costs, vacation pay or sick leave associated with any employee of the Company in excess of $10,000, other than as set forth on Section 4.24 of the Company Disclosure Schedule and other than obligations that are satisfied prior to the Effective Time. Except as disclosed on Section 4.22 of the Company Disclosure Schedule, the Company does not and will not have any obligations for warranty repair or replacement, or otherwise in connection with the sale of materials, products, services or supplies.

     4.23. ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since February 28, 2001, except as contemplated by this Agreement, the Company has conducted its business only in the ordinary course and in manners consistent with past practice and, since February 28, 2001, except as set forth in Section
4.23 of the Company Disclosure Schedule, there has not been (a) either individually or in the aggregate, any Material Adverse Effect, (b) any material damage, destruction or loss with respect to any property or asset of the Company, (c) any change by the Company in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants, (d) any revaluation by the Company of any asset, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Company into any contract or commitment of more than $100,000, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any Equity Interest of the Company or any redemption, purchase or other acquisition of any of its securities,

(g) any increase in or establishment of any insurance, severance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by the Company for federal or state income tax purposes, (j) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (k) any forgiveness or cancellation of any material indebtedness or material contractual obligation, (l) any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Company with a value in excess of $25,000 in the aggregate, (m) any acquisition or disposition of any assets or properties (not including inventory acquired or disposed of in the ordinary course of business consistent with past practice) having a value in excess of $100,000, or any contract for any such acquisition or disposition entered into, or (n) any lease of real or personal property entered into, other than in the ordinary course of business consistent with past practice.

     4.24. NO BONUSES OR OTHER PAYMENTS TO EMPLOYEES, DIRECTORS, OFFICERS.

Since February 28, 2001, except as disclosed on Section 4.24 of the Company Disclosure Schedule, the Company has not (a) paid or agreed to pay any bonus or any other increase in the compensation payable or to become payable, or (b) granted or agreed to grant any bonus, severance, retention or termination pay, or entered into any contract or arrangement to grant any bonus, severance, retention or termination pay, to any director, officer or employee of the Company.

     4.25. AGREEMENTS, CONTRACTS AND COMMITMENTS.

Except as disclosed in Section 4.25 of the Company Disclosure Schedule, the Company is not a party to:

          (a) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or other arrangement covering the Company's employees;

          (b) any employment agreement with any of the Company's employees that contains any severance pay liabilities or obligations;

          (c) any agreement for personal services or employment with any of the Company's employees that is not terminable on 30 days' (or less) notice by the Company without penalty or obligation to make payments related to such termination;

          (d) any agreement of guarantee or indemnification in an amount that is material to the Company;

          (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or to engage in any line of business;

          (f) any lease to which the Company is a party as lessor or lessee that
(x) provides for future payments of $10,000 or more, or (y) is material to the conduct of the business of the Company;

          (g) any joint venture agreement or profit-sharing agreement;

          (h) except for trade indebtedness incurred in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $5,000 or more;

          (i) any license agreement, either as licensor or licensee, or distributor, dealer, franchise, manufacturer's representative, sales agency or other similar agreement or commitment;

          (j) any agreement or arrangement for the assignment, sale or other transfer by the Company of any agreement or lease (or right to payment thereunder) by which it leases materials, products or other property to a third party;

          (k) any contract or agreement that provides any discount other than pursuant to the Company's standard discount terms;

          (l) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company;

          (m) any current agreement or commitment, not elsewhere specifically disclosed pursuant to this Agreement, to which present or former directors, officers or Affiliates of the Company or any of their "ASSOCIATES" (as defined in the rules and regulations promulgated under the Securities Act) are parties;

          (n) any agreement or arrangement for the sale of any of the assets, properties or rights of the Company (other than in the ordinary course of business) or for the grant of any preferential rights to purchase any of its assets, properties or rights or any material agreement that requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights;

          (o) any contract providing for the payment of a commission or other fee calculated as or by reference to the volume of web traffic or a percentage of the profits or revenues of the Company or of any business segment of the Company;

          (p) any contract or agreement not described above involving the payment or receipt by the Company of more than $25,000, or, in the case of contracts involving payments by the Company, which cannot be terminated by it on 30 days' notice without penalty, cost or liability; or

          (q) any contract or agreement not described above that is material to the business, operations, assets, financial condition, results of operations, properties or prospects of the Company, including without limitation, agreements relating to web site development and operations; marketing, promotion, affiliate and advertising, including search engine referrals and Internet private labeling; fulfillment operations; and telephone, credit card and freight carrier services.

     4.26. CONTRACTS IN FULL FORCE AND EFFECT.

Except as set forth on Schedule 4.26 of the Company Disclosure Schedule, all agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments set forth on Attachment 4.25 to Section 4.25 of the Company Disclosure Schedule are valid and in full force and effect, and those designated with an "M" on Attachment 4.25 to Section 4.25 of the Company Disclosure Schedule are Material Contracts. For the purposes of this Agreement, "MATERIAL CONTRACTS" are those agreements, contracts, plans, leases, instruments, arrangements, licenses or commitments the breach, termination or loss of performance of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule
4.26 of the Company Disclosure Schedule, the Company has not, nor to the knowledge of the Company has any other party thereto, breached any provision of, or defaulted under the terms of, nor are there any facts or circumstances (including, without limitation, the proposed consummation of the transactions contemplated hereby) that would reasonably indicate that the Company will or may be in such breach or default under, any such contract, agreement, instrument, arrangement, commitment, plan, lease or license. Except as set forth on Schedule
4.26 of the Company Disclosure Schedule, no notice has been received by the Company with respect to the possible termination or modification of any Material Contract, and the Company has no reason to believe that any business or financial relationship with any party to a Material Contract is likely to be adversely affected by consummation of the Merger. Section 4.25 of the Company Disclosure Schedule correctly identifies each such contract the provisions of which would be limited or otherwise adversely affected by this Agreement or the consummation of the Merger and each such contract that requires the consent of a third party in order to have such contract remain in full force and effect after consummation of the Merger. The Company has made available to the Buyer a true, correct and complete copy of each contract listed on Attachment 4.25 to Section
4.25 of the Company Disclosure Schedule, including all amendments thereto.

     4.27. ENVIRONMENTAL LIABILITY.

There is no litigation or other proceeding seeking to impose, or that could reasonably result in the imposition on the Company of, any liability arising under any of the Environmental Laws, pending or, to the knowledge of the Company, threatened or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome against the Company; there is no reason for any such potential litigation that would impose any such liability; and the Company is not subject to any agreement, order, judgment, decree, or memorandum by or with any court, Governmental Entity, regulatory authority or agency, or third party imposing any such liability.

     4.28. ABSENCE OF LITIGATION.

Except as set forth in Section 4.28 of the Company Disclosure Schedule, the Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other material claims, actions, proceedings or investigations of any nature, against the Company or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and no facts or circumstances have come to the attention of the Company which could cause it to believe that a material claim, action, proceeding or investigation against or affecting the Company could reasonably be expected to occur. Neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award which restricts the Company's ability to conduct business in any area in which it presently does business or which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.29. EMPLOYEE BENEFIT PROGRAMS.

Section 4.29 of the Company Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material personnel policy, whether reduced to writing or not, relating to any persons employed by the Company and maintained at any time by the Company or by any other member of a controlled group of corporations, group of trades or businesses under common control or affiliated service group which includes the Company (defined in accordance with Section 414(b), (c) and (m) of the Code) (each, an "ERISA AFFILIATE") (collectively, the "COMPANY PLANS"). The Company has made available to the Buyer true, correct and complete copies of all the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. With respect to any "defined benefit plan," as defined in Section 3(35) of ERISA, the Company has made available a copy of the latest annual actuarial report, and with respect to all the Company Plans the latest Forms 5500. Except as to benefits provided in accordance with each of the Company Plans, neither the Company nor any Affiliate has any obligation or other employee benefit plan liability under applicable law; nor has the Company or any Affiliate ever been obligated to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA.

     4.30. EMPLOYEES.

Section 4.30 of the Company Disclosure Schedule lists each employee or consultant of the Company, as well as each employee's and consultant's date of hire, title, department, leave status, current salary/rate of compensation, current bonus eligibility, date of last review and salary/bonus increase, accrued vacation, retention or severance eligibility and accrued sick time and for each of 2001 year to date and 2000 each employee's or consultant's salary, bonus, commissions and total compensation paid. No such employee or consultant has given the officers or the human resources department of the Company any notice of his/her specific plan to terminate his/her employment relation on a date prior to the Effective Time. All employees of the Company are in good standing under the Company's employment policies and manuals.

     4.31. LABOR MATTERS.

          (a) No work stoppage involving the Company is pending or, to the knowledge of the Company, threatened. The Company is not involved in, nor, to the knowledge of the Company, is the Company threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the business activities of the Company. No employee of the Company is represented by any labor union, and no labor union is attempting to organize employees of the Company.

          (b) The Company has not implemented and does not intend to implement a "plant closing" or a "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN ACT"), 29 U.S.C. Section 2101 et seq., or any similar state law or regulation.

     4.32. REAL PROPERTY AND LEASES.

          (a) The Company does not own any real property.

          (b) The Company has received no notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the Company's properties.

          (c) All leases of real property leased for the use or benefit of the Company to which the Company is a party, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by the Company, nor, to the knowledge of the Company, has any event occurred which with notice or lapse of time or both would constitute a material default thereunder by the Company.

          (d) Section 4.32 of the Company Disclosure Schedule sets forth a description (including the street address) of all real property leased by the Company. No premises other than such leased properties are used in the Business.

     4.33. TAXES AND TAX RETURNS.

Except as disclosed in Section 4.33 of the Company Disclosure Schedule, the Company represents to the Buyer as follows:

          (a) Each of the Company and its subsidiaries has filed all Tax Returns that it was required to file, and prior to the Closing Date will have filed all Tax Returns for the fiscal year ended February 28, 2001 ("2001 TAX RETURNS"), whether or not such 2001 Tax returns are or have become due as of the Closing Date. All such Tax Returns were (or will be) correct and complete in all respects. All Taxes owed by any of the Company and its subsidiaries (whether or not shown on any Tax Return) have been paid, including all Taxes shown on the 2001 Tax Returns. Neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company and its subsidiaries do not file Tax Returns asserting that the Company or a subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company or its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of the Company and its subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the directors or officers (or employee responsible for Tax matters) of the Company and its subsidiaries have knowledge based upon personal contact with any agent of such authority. Section 4.33 of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its subsidiaries for taxable periods ended on or after February 28, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statement of deficiencies assessed against or agreed to by the Company or any of its subsidiaries since February 28, 1998.

          (d) None of the Company and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of the Company and its subsidiaries has filed a consent under Code section 341(f) concerning collapsible corporations. None of the Company and its subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G or Code section 162(m). None of the Company and its subsidiaries has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). None of the Company and its subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its subsidiaries (i) has been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. federal income tax returns, a group the common parent of which was the Company or (ii) has any Liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (f) Section 4.33 of the Company Disclosure Schedule sets forth the following information with respect to each of the Company and its subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company or subsidiary in its assets; (B) the basis of the stockholder(s) of the subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or subsidiary, and the date on which such amounts arose; and (D) the amount of any Deferred Intercompany Transaction.

          (g) The unpaid Taxes of the Company and its subsidiaries (i) did not, as of the Latest Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheets (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries in filing its Tax Returns.

          (h) None of the Company and its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) Deferred Intercompany Transaction or Excess Loss Account; (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

          (i) The Company has not experienced an "ownership change" described in section 382 of the Code.

          (j) Each of CMP Sub and Vendor Sub has always participated in the filing of a consolidated federal income tax return with the Company as common parent.

          (k) For federal income tax purposes, Holdings Sub has since its formation been treated as a disregarded entity.

          (l) For federal income tax purposes, the Tweeter Joint Venture has since its formation been treated as a partnership. As of July 31, 2001, the amount of the Company's capital account in the Tweeter Joint Venture was $3,330,372. The Company has a 50% percent interest in the profits, and a 50% percent interest in the losses, of the Tweeter Joint Venture.

     4.34. INSURANCE.

The Company has made available to the Buyer true and complete copies of all material policies of insurance of the Company currently in effect. All of the policies relating to insurance maintained by the Company with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Company which are maintained by the Company or which are otherwise included as assets on the books of the Company (i) are, or will be at the Effective Time, owned by the Company, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company agrees that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Company, as applicable, in accordance with GAAP in all material respects. The Company does not have any material liability for unpaid premiums or premium adjustments not properly reflected on the Company Financial Statements delivered to the Buyer hereunder.

     4.35. STATE TAKEOVER LAWS.

The Company Board has approved the transactions contemplated by this Agreement, including the grant by Mr. Peck to the Buyer of an irrevocable proxy with respect to his shares of Company Common Stock, and taken all other requisite action such that the provisions of the laws of the DGCL and any provisions of the Company's Organizational Documents relating to special voting requirements for certain business combinations will not apply to this Agreement or any of the transactions contemplated hereby or thereby.

     4.36. COMPETING INTERESTS.

None of the Company or any director or officer of the Company, or, to the knowledge of the Company, any agent or employee of the Company, or any Affiliate or immediate family member of any of the foregoing (a) owns, directly or indirectly, an interest in any entity that is a competitor, customer or supplier of the Company or that otherwise has material business dealings with the Company or (b) is a party to, or otherwise has any direct or indirect interest opposed to the Company under, any Material Contract or other business relationship or arrangement material to the Company, provided that the foregoing will not apply to any investment in publicly traded securities constituting less than 3% of the outstanding securities in such class. Neither the Company, nor any director or officer of the Company, nor, to the knowledge of the Company, any agent or employee of the Company, is a party to any non-competition, non-solicitation, exclusivity or other similar agreement that would in any way restrict the business or activities of the Company or the Buyer.

     4.37. INTERESTS OF COMPANY INSIDERS.

Except as set forth in Section 4.37 of the Company Disclosure Schedule, no director, officer, agent or employee of the Company, or any Affiliate or immediate family member (each, a "COMPANY INSIDER") of any of the foregoing, (a) has any interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans or (b) is owed any money by or owes any money to the Company.

     4.38. INTELLECTUAL PROPERTY.

          (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all
(i) patents, copyrights and copyrightable works, trademarks, service marks, trade names, service names, brand names, logos, trade dress, Internet domain names and all goodwill symbolized thereby and appurtenant thereto; (ii) trade secrets, inventions, technology, know-how, proprietary information, research material, specifications, surveys, designs, drawings and processes; (iii) artwork, photographs, editorial copy and materials, formats and designs, including, without limitation, all content currently or previously displayed through Internet sites owned or operated by the Company; (iv) customer, partner, prospect and marketing lists, market research data, sales data and traffic and user data; (v) registrations, applications, recordings, common law rights, "moral" rights of authors, licenses (to or from the Company) and other agreements relating to any of the foregoing; (vi) rights to obtain renewals, reissues, extensions, continuations, divisions or equivalent extensions of legal protection pertaining to the foregoing; and (vii) claims, causes of action or other rights at law or in equity arising out of or relating to any infringement, misappropriation, distortion, dilution or other unauthorized use or conduct in derogation of the foregoing occurring prior to the Closing.

          (b) Section 4.38(b) of the Company Disclosure Schedule lists all pending and registered patents, copyrights, trademarks and service marks owned by the Company or a Company subsidiary.

          (c) The Company or a Company subsidiary owns or otherwise has the right to use pursuant to Material Contracts (or standard form "shrink wrap" license agreements for software regularly available in retail sales) all Intellectual Property used by the Company or a Company subsidiary in connection with or necessary to the operation of the Business, without infringing on the rights of any person. The Company is not obligated to pay any royalty or other consideration to any person in connection with the use of any such Intellectual Property.

          (d) Except as set forth in Section 4.38(d) of the Company Disclosure Schedule, no claim has been asserted against the Company to the effect that the use of any Intellectual Property by the Company infringes the rights of any person. To the knowledge of the Company, no other person is currently infringing upon the rights of the Company with respect to the Intellectual Property.

          (e) The Intellectual Property owned by the Company or a Company subsidiary or which the Company or a Company subsidiary otherwise has the right to use as of the Closing Date is sufficient as of the Closing Date for the uses of the Business as Currently Conducted. The Company or a Company subsidiary has obtained all licenses and consents and has paid all royalties necessary to enable the Buyer to continue using the Intellectual Property after the Closing in the manner it is currently being used or has been committed to be used.

     4.39. COMPANY SOFTWARE.

          (a) Section 4.39 of the Company Disclosure Schedule sets forth a true and complete list of all software programs, systems and applications (A) designed or developed or under development by employees of the Company or by consultants on the Company's behalf, including all documentation therefor (the "OWNED Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "LICENSED SOFTWARE"), in each case that is manufactured or used by the Company in the operation of its business (collectively, the "SOFTWARE") and, in the case of Licensed Software, Section 4.39 of the Company Disclosure
Schedule identifies each license agreement with respect thereto.

          (b) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of all Liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever ("ENCUMBRANCES"), and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any Encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed. To the knowledge of the Company, no other person is currently infringing upon the rights of the Company with respect to the Owned Software. No claim has been asserted against the Company to the effect that the use of any Owned Software by the Company infringes the rights of any person.

          (c) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of, notice to, or payment of any royalty or any other fee to any third party and is fully and freely utilizable by the Buyer without the consent of, notice to or payment of any royalty to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license. No claim has been asserted against the Company to the effect that the use of any Licensed Software by the Company infringes the rights of any person.

          (d) To the knowledge of the Company, the Software is free from any significant software defect, is free from any programming, documentation error or virus ("BUGS") not consistent with commercially reasonable industry standards acceptable for such Bugs, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden.

          (e) The Company has not altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The Company has made available to the Buyer all documentation in its possession relating to the use, maintenance and operation of the Software, all of which is true and accurate in all material respects (to the Company's knowledge, with respect to the Licensed Software).

          (f) The Software owned or licensed by the Company as of the Closing Date is sufficient as of the Closing Date for the uses of the Business as it is Currently Conducted.

     4.40. INVESTMENT BANKER.

Except as set forth in Section 4.40 of the Company Disclosure Schedule, no broker, finder or investment banker, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Details of the amount payable to the investment banker are set forth in such Section
4.40 of the Company Disclosure Schedule.

     4.41. COMPANY INFORMATION.

If any Proxy Statement is required for the consummation of the Merger under applicable laws, such statement shall comply in all material respects with applicable Securities Laws, and shall not at the time it is mailed or at the time of the Special Meeting (defined in Section 6.05) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is being made by the Company with respect to any information with respect to the Buyer or its Affiliates supplied by the Buyer or any Affiliate of the Buyer to the Company specifically for inclusion in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or any information statement, as the case may be, to be distributed to stockholders in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith, are collectively referred to herein as the "PROXY STATEMENT". As soon as practicable after the date hereof, the Company shall prepare and file any other filings required under the Securities Laws or any other federal or state securities, takeover or Blue Sky laws relating to this Agreement and the transactions contemplated by this Agreement, including the Merger.

     4.42. DISCLOSURE.

No representation or warranty contained in this Agreement, and no statement contained in any schedule, certificate, list or other writing furnished to the Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information believed by the Company to be material to the Merger and which is necessary to make the representations and warranties herein contained, taken as a whole, not misleading, has been withheld from, or has not been delivered in writing to, the Buyer.

     4.43. FORBEARANCE AND DEFERRAL AGREEMENTS.

Section 4.43 of the Company Disclosure Schedule sets forth the following information with respect to each creditor of the Company who, as of the date hereof, has entered into a Forbearance and Deferral Agreement, a form of which agreement is set forth on Attachment 4.43 to Section 4.43 of the Company Disclosure Schedule (a "FORBEARANCE AND DEFERRAL AGREEMENT"): (A) the name of such creditor, and (B) the dollar amount subject to such Forbearance and Deferral Agreement.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

          The Buyer hereby represents and warrants to the Company that:

     5.01. CORPORATE ORGANIZATION.

The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. The Buyer has the requisite power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary.

     5.02. AUTHORITY.

The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Buyer (the "BUYER BOARD"). This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     5.03. NO CONFLICT.

Neither the execution, delivery and performance of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the terms or provisions hereof, will (i) conflict with, violate or result in a breach of any provision of the Organizational Documents or By-laws of the Buyer, or (ii) conflict with, violate or result in a breach of any statute, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to the Buyer, or by which any property or asset of the Buyer is bound.

     5.04. CONSENTS AND APPROVALS.

The execution, delivery and performance of this Agreement by the Buyer does not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity or with any third party, except for (A) applicable requirements, if any, of state takeover laws, (B) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware; and (C) compliance with applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the pre-Merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended or Foreign Competition Laws. The Buyer is not aware of any reason why the approvals, consents and waivers referred to herein should not be obtained.

     5.05. FUNDS.

The Buyer has the funds necessary and sufficient to consummate the Merger and pay the Merger Consideration in accordance with the terms of this Agreement.

     5.06. BUYER INFORMATION.

The information relating to the Buyer to be contained in the Proxy Statement (as contemplated by Section 8.01) or any other statement or application filed with any governmental body in connection with the Merger and the other transactions contemplated by this Agreement will not contain as of the date of such Proxy Statement or filing any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. Notwithstanding the foregoing, the Buyer makes and will make no representation or warranty with respect to any information supplied by the Company or any Affiliate of the Company which is contained in any of the foregoing documents.

     5.07. BUYER SUB.

          (a) Buyer Sub is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, all of the outstanding capital stock of which is, or will be prior to the Effective Time, owned directly or indirectly by the Buyer free and clear of any Lien, charge or other encumbrance. From and after its incorporation, Buyer Sub has not and will not engage in any activities other than in connection with or as contemplated by this Agreement.

          (b) Buyer Sub has all corporate power and authority to consummate the transactions contemplated hereunder and carry out all of its obligations with respect to such transactions. The consummation of the transactions contemplated hereby has been, or will have been prior to the Closing, duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer Sub.

     5.08. DISCLOSURE.

No representation or warranty contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein, in light of the circumstances in which they are made, not misleading.

                      ARTICLE VI. COVENANTS OF THE COMPANY

     6.01. CONDUCT OF BUSINESS PENDING THE MERGER.

          (a) The Company covenants and agrees that, except as contemplated by this Agreement, between the date of this Agreement and the Effective Time, unless the Buyer shall otherwise agree in writing, the Business of the Company shall be conducted only in the Company, and the Company shall not take any action, except in the usual, regular and ordinary course of business and the Company will generally conduct its business in substantially the same way as heretofore conducted, and without limiting the foregoing, the Company will continue to operate in the same geographic markets serving the same market segments. The Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the present services of the officers, employees and consultants of the Company and to preserve the current relationships and goodwill of the Company with customers, suppliers and other persons with which the Company has business relationships. Without limiting the generality of the foregoing, the Company shall:

               (i) maintain in full force and effect all contracts of insurance and indemnity specified in any Company Disclosure Schedule hereto;

               (ii) repair and maintain all of its tangible properties and assets in accordance with its usual and ordinary repair and maintenance standards;

               (iii) continue to apply in full the same rigorous credit review process used by the Company prior to the Closing in determining the extent to which it will extend credit to customers or potential customers in the ordinary course of business;

               (iv) notify the Buyer of any material emergency or other material change in the operation of its business or properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated).

          (b) By way of amplification and not limitation of clause (a) above, the Company shall not between the date of this Agreement and the Effective Time, directly or indirectly do, or publicly announce an intention to do, any of the following without the prior written consent of the Buyer through one of its authorized representatives (which representatives shall be each of its Chief Executive Officer, President and Chief Financial Officer):

               (i) amend or otherwise change its Organizational Documents or By-laws or equivalent organizational documents;

               (ii) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of, any Equity Interests of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such Equity Interests, or any other ownership interest, of the Company, or enter into any agreement with respect to any of the foregoing, other than upon exercise of the Company Stock Options;

               (iii) make any distribution (by way of dividend or otherwise) with respect to its Equity Interests;

               (iv) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests;

               (v) repurchase, redeem or otherwise acquire any Equity Interests of the Company, or any securities convertible into or exercisable for any of the Equity Interests of the Company;

               (vi) enter into any new line of business or materially expand the business currently conducted by the Company;

               (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets;

               (viii) incur any indebtedness for borrowed money, increase the aggregate amounts owed under the Company's existing credit facilities or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other entity, or make any loan or advance;

               (ix) lower or otherwise alter its credit card fraud review process;

               (x) authorize any capital expenditures of more than $10,000 in the aggregate (other than expenditures listed in Section 6.01(b)(x) of the Company Disclosure Schedule and previously approved by the Buyer);

               (xi) (A) (x) adopt, amend, renew or terminate any plan or any agreement, arrangement, or policy between the Company and one or more of its current or former directors, officers or employees, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); or (B) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, retention or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

               (xii) pay any bonus or any compensation other than base compensation, except for payments of bonuses and other incentive compensation to sales personnel pursuant to and consistent with the written sales incentive plan which has been provided to and approved by the Buyer;

               (xiii) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants;

               (xiv) make any Tax election or settle or compromise any federal, state, local or foreign tax liability;

               (xv) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice;

               (xvi) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

               (xvii) take any action that is intended or reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or any of the conditions to the consummation of the Merger and the other transactions contemplated by this Agreement set forth in Article IX not being satisfied in any material respect, or in any material violation of any provision of this Agreement;

               (xviii) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (A) any contract, agreement or lease for office space or operations space to which the Company is a party or by which the Company or its properties is bound; (B) any lease, contract or agreement other than in the ordinary course of business consistent with past practice including renewals of leases to existing tenants of the Company ; (C) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Company of more than $10,000 or requiring performance by the Company of any obligations at any time more than one year after the time of execution;

               (xix) enter into an agreement, contract, or commitment that, if entered into prior to the date hereof, would be required to be listed on a Schedule delivered to the Buyer pursuant to the terms of this Agreement, including without limitation, any arrangement or contract with respect to web site development or operations; marketing, promotion, affiliate and advertising, including search engine referrals and Internet private labeling; fulfillment operations; or telephone, credit card or freight carrier services;

               (xx) amend, terminate or change in any material respect any lease, contract, undertaking, arrangement or other commitment listed in any Section of the Company Disclosure Schedule (including without limitation its arrangements and contracts with respect to web site development and operations; marketing, promotion, affiliate and advertising, including search engine referrals and Internet private labeling; fulfillment operations; and telephone, credit card or freight carrier services) or knowingly do any act or omit to do any act, or permit an act or omission to act, that will cause a breach of any such lease, contract, undertaking, arrangement or other commitment;

               (xxi) change its pricing policies or its policies with respect to freight rates charged to customers;

               (xxii) enter into any transaction with a Company Insider; or

               (xxiii) agree to do any of the foregoing.

     6.02. CURRENT INFORMATION.

During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its representatives to confer with representatives of the Buyer and report the general status of its ongoing operations at such times as the Buyer may reasonably request. The Buyer will cooperate with the Company to establish a regular communications process designed to minimize disruption to the Company's ongoing operations. The Company will promptly notify the Buyer of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company. The Company will also provide the Buyer such information with respect to such events as the Buyer may reasonably request from time to time. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of each fiscal year), the Company will deliver to the Buyer its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company will deliver to the Buyer its Annual Report on Form 10-K. The Company will deliver to the Buyer all Current Reports on Form 8-K at or before the time such reports are filed with the SEC. Within 15 days after the end of each month, the Company will deliver to the Buyer a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month. The Company will provide the Buyer with an updated list promptly upon any change to the Company's list of authorized signatories for bank accounts and safe deposit boxes.

     6.03. OTHER FINANCIAL INFORMATION.

          (a) Promptly upon receipt thereof, the Company will furnish to the Buyer copies of each annual, interim or special audit of the books of the Company and the Company's Affiliates made by its independent accountants and copies of all internal control reports submitted to the Company by such accountants in connection with each annual, interim or special audit of the books of Company and the Company's Affiliates made by such accountants.

          (b) As soon as practicable, the Company will furnish to the Buyer copies of all such financial statements and reports as it shall send to its stockholders, the SEC or any other regulatory authority, except as legally prohibited thereby.

          (c) Company will furnish to the Buyer, on a daily basis, a copy of the daily operations report it furnishes to its senior management as well as cash flow status and projections, and will provide the Buyer with password access to outpostreports.com.

          (d) Company will deliver to the Buyer a closing balance sheet updating the Latest Balance Sheets to a date not more than two days before the Closing, including a detailed schedule of inventory, accounts receivable and accounts payable, with aging information.

          (e) With reasonable promptness, the Company will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

     6.04. CCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of the Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall make available to the Buyer all other information concerning its business, properties and personnel as the Buyer may reasonably request (other than information which the Company is not permitted to disclose under applicable law). The Buyer will cooperate with the Company to establish a regular information dissemination process designed to minimize disruption to the Company's ongoing operations. The Company shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by the Company to the Buyer or its representatives pursuant hereto shall be treated as the sole property of the Company and, if the Merger shall not occur, the Buyer and its representatives shall return to the Company or destroy all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Buyer shall, and shall use its reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Buyer's possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) was disclosed to the Buyer by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Buyer is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Buyer may disclose such information to such tribunal or governmental body or agency without liability hereunder.

          (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other parties set forth herein or any condition to the obligations of the parties hereto.

     6.05. APPROVAL OF COMPANY'S STOCKHOLDERS.

The Company will take all reasonable steps necessary to duly call, give notice of, solicit proxies for, convene and hold a special meeting (the "SPECIAL MEETING") of its stockholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby. The date of the Special Meeting shall occur as soon as practicable following the mailing of the Proxy Statement, but not later than 35 days after the Proxy Statement is first mailed to the Company's stockholders. The Company Board will recommend to the Company's stockholders the approval of this Agreement and the transactions contemplated hereby and will use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by the Company's stockholders of this Agreement and the transactions contemplated hereby; provided, however, nothing contained herein shall prohibit the Company Board from failing to make such a recommendation or modifying or withdrawing its recommendation, if the Company Board shall have concluded in good faith with the advice of counsel that such action is required to prevent the Company Board from breaching its fiduciary duties to the stockholders of Company.

     6.06. FAILURE TO FULFILL CONDITIONS.

In the event that Company determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify the Buyer.

     6.07. REASONABLE BEST EFFORTS.

Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all corporate or other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     6.08. UPDATE OF DISCLOSURE SCHEDULES.

From time to time prior to the Effective Time, the Company will promptly supplement or amend the Company Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to correct any information in the Company Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Company Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 9.02(a) hereof or the compliance by the Company with the covenants set forth in Article VI and Article VIII hereof.

     6.09. NO SOLICITATION.

The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of any Equity Interests in the Company or all or (other than in the ordinary course of business) any material portion of the assets of the Company or any business combination with the Company, or, except to the extent legally required in the discharge of their fiduciary duties, recommend or endorse, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, any effort or attempt by any other person to do or seek any of the foregoing. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall immediately notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to the Buyer, indicate in reasonable detail the terms and conditions of such proposal, offer, inquiry or contact and include with such notice and description the identity of the person making the proposal, offer, inquiry or contact and any written materials received by the Company regarding any proposal, offer, inquiry or contact. The Company agrees to provide copies of all correspondence (electronic or otherwise) with any person regarding any proposal, offer, inquiry or contact and also agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such the Company is a party.

                         ARTICLE VII. COVENANTS OF BUYER

     7.01. CONDUCT OF BUSINESS PENDING THE MERGER.

During the period from the date of this Agreement and continuing until the Effective Time, the Buyer shall not, and shall not permit any of its subsidiaries to, take any action that is intended or which reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or other transactions contemplated in this Agreement as set forth in Article IX not being satisfied in any material respect, or in a material violation of any provision of this Agreement, except, in every case, as may be required by applicable law; provided that nothing herein contained shall preclude the Buyer from taking any action Previously Disclosed.

     7.02. FAILURE TO FULFILL CONDITIONS.

In the event that the Buyer determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will notify the Company within five days after it determines that it will not waive the condition.

     7.03. REASONABLE BEST EFFORTS.

Subject to the terms and conditions herein provided, the Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all corporate or other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                   ARTICLE VIII. REGULATORY AND OTHER MATTERS

     8.01. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS.

The Buyer, the Buyer Sub and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any United States or foreign law or regulation or from any governmental authorities or third parties, including parties to loan agreements, in connection with the transactions contemplated by this Agreement, including the Merger, (ii) in promptly making any such filings, furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations, and (iii) in the preparation of the Proxy Statement and any other statements satisfying all applicable requirements of applicable state securities and other laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder. Within 15 days of the date hereof, the Company shall cause the Proxy Statement to be filed with the SEC, and, as promptly as practicable after such filing, shall cause the Proxy Statement to me mailed to its stockholders. The Company and the Buyer shall each promptly notify the other if at any time it becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company and the Buyer shall cooperate in the preparation of a supplement or amendment to the Proxy Statement which corrects such misstatements or omissions, and shall cause the same to be filed with the SEC and distributed to stockholders of the Company.

     8.02. REGULATORY APPROVALS.

Each of the Company and the Buyer will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger. The Company and the Buyer will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Proxy Statement and any application, petition or any other statement or application made by or on behalf of the Company or the Buyer to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. The Company and the Buyer shall have the right to review and comment on in advance all information which appears in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity, including, without limitation, the Proxy Statement. In addition, the Company and the Buyer shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. Each of the Buyer and the Company represents and warrants to the other that it is not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 4.07 and Section 5.04 should not be obtained.

     8.03. LEGAL CONDITIONS TO MERGER.

Each of the Buyer and the Company shall, and shall cause each of its subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article IX hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or the Buyer or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

     8.04. EMPLOYEE MATTERS.

          (a) EXISTING EMPLOYMENT AGREEMENTS. Following the Merger, the Buyer shall, or shall cause the Surviving Corporation to, honor in accordance with their terms the employment agreements which the Buyer has expressly agreed to honor.

          (b) PARACHUTE PAYMENTS. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     8.05. EXTENSION OF CREDIT; CROSS DEFAULT.

Simultaneously with the execution of this Agreement, the Company and the Buyer have entered into an arrangement under which the Buyer will provide the Company up to $13 million in financing (the "SECURED PROMISSORY NOTE"). All obligations of the Company under the Secured Promissory Note will be secured by all the assets of the Company pursuant to a Collateral Assignment and Security Agreement of even date herewith. Any material breach by the Company of its obligations under the Secured Promissory Note or the Collateral Assignment and Security Agreement shall also be deemed to be a material breach of this Agreement.

     8.06. DIRECTOR AND OFFICER INDEMNIFICATION; LIABILITY INSURANCE.

          (a) The Buyer hereby confirms that the indemnification obligations of the Company to its directors and officers set forth in the Company's Certificate of Incorporation and By-laws and as provided by Delaware law, in each case as in effect on the date of this Agreement, will not be extinguished by virtue of the Merger.

          (b) For a period of six (6) years after the Effective Time, the Buyer will maintain in effect and not cancel the "tail" insurance obtained by the Company prior to the Closing for the benefit of the persons who served as directors or officers of the Company before the Effective Time and relating to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. The Company will pay no more than an aggregate of $325,000 for such insurance for the full six year period of coverage, and will consult with the Buyer prior to purchasing such insurance.

          (c) This Section 8.06 shall be construed as an agreement as to which the directors and officers of the Company are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

     8.07. PUBLIC ANNOUNCEMENTS.

So long as this Agreement is in effect, neither the Buyer nor the Company (nor any Affiliate of either) shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     8.08. ADDITIONAL AGREEMENTS.

In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by the Buyer.

                      ARTICLE IX. CONDITIONS TO THE MERGER

     9.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.

The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in accordance with applicable law and Nasdaq National Market System policy by the requisite vote of the stockholders of the Company.

          (b) NO ORDERS, INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree (whether temporary, preliminary or permanent) issued by any federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an Injunction shall be pending. No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction, which prohibits, restricts or makes illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (c) FILINGS AND APPROVALS. All filings with and notifications to, and all approvals and authorizations of, third parties (including, without limitation, Governmental Entities and authorities) required for the consummation of the transactions contemplated by this Agreement shall have been made or obtained and all such approvals and authorizations (the "REQUISITE APPROVALS") obtained shall be effective and shall not have been suspended, revoked or stayed by action of any Governmental Entity or authority.

     9.02. CONDITIONS TO OBLIGATIONS OF THE BUYER.

The obligation of the Buyer to effect the Merger is also subject to the satisfaction of or waiver by the Buyer at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. The Buyer shall have received a certificate signed by the Chief Executive Officer, Vice President, Finance and Administration, and Vice President, Corporate Counsel, of the Company to such effect dated as of the Closing Date.

          (b) AGREEMENTS AND COVENANTS. As of the Closing Date, the Company shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company to be performed or complied with by it at or prior to the Closing Date under this Agreement, and the Buyer shall have received a certificate to such effect signed by the Chief Executive Officer, Vice President, Finance and Administration, and Vice President, Corporate Counsel, of the Company dated as of the Closing Date.

          (c) NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Effect with respect to the Company since the Latest Balance Sheet Date.

          (d) NO BURDENSOME CONDITION. None of the Requisite Approvals shall impose any term, condition or restriction upon the Buyer or any of its subsidiaries that the Buyer reasonably determines would materially impair the value of the Company to the Buyer or be materially burdensome.

          (e) NO PARACHUTE PAYMENTS. The Company shall not have taken any action or made any payments that would not be permitted pursuant to Section 8.04(b).

          (f) TERMINATION OF COMPANY STOCK OPTIONS. The Company shall have provided evidence reasonably satisfactory to the Buyer that all of the outstanding Company Stock Options have been terminated.

          (g) INDIAN SUBSIDIARY. The Company shall have delivered evidence that it has terminated the operations of its Indian subsidiary without cost or liability to the Company, the Surviving Corporation or the Buyer in excess of $50,000.

          (h) CONVERSION OF PAYABLES. Creditors of the Company owed an aggregate of at least $7 million among those set forth on Section 9.02(h) of the Company Disclosure Schedule shall have entered into a Forbearance and Deferral Agreement with the Company as to all amounts due or to become due thereto from the Company. Said Forbearance and Deferral Agreements shall be in full force and effect as of immediately prior to the Effective Time.

     9.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

The obligations of the Company to effect the Merger are also subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Buyer in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. The Company shall have received a certificate signed by the Chief Executive Officer, President or Executive Vice President of the Buyer to such effect dated as of the Closing Date.

          (b) AGREEMENTS AND COVENANTS. As of the Closing Date, the Buyer shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Buyer to be performed or complied with by it at or prior to the Closing Date under this Agreement, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer, President or Executive Vice President of the Buyer dated as of the Closing Date.

                  ARTICLE X. TERMINATION, AMENDMENT AND WAIVER

     10.01. TERMINATION.

This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors or other governing body of the Buyer and the Company;

          (b) by either the Buyer or the Company if (i) the Effective Time shall not have occurred on or before December 31, 2001 or such later date as the parties may have agreed upon in writing (the "EXPIRATION DATE"); provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either the Buyer or the Company (i) ninety days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such requisite regulatory approval, unless within the ninety day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with such Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.01(c) (i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by either the Company or the Buyer if the stockholders of the Company shall have voted at the Special Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

          (e) by either the Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party (for purposes of this Section 10.01(e), a material breach shall be deemed to be a breach which has, either individually or in the aggregate, a Material Adverse Effect on the party making such representations or warranties (provided, that no effect shall be given to any qualification relating to materiality or a Material Adverse Effect in such representations and warranties) or which materially adversely affects consummation of the Merger);

          (f) by either the Buyer or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party; or

          (g) by the Buyer if the Company Board fails to recommend to the Company's stockholders the approval of this Agreement and the transactions contemplated hereby or modifies or withdraws such recommendation in a manner adverse to the Buyer.

     10.02. EFFECT OF TERMINATION; EXPENSES.

          (a) In the event of the termination of this Agreement pursuant to
Section 10.01, this Agreement shall forthwith become void (except as set forth in Section 12.03), and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, or (ii) as otherwise provided in this Section 10.02.

          (b) If this Agreement is terminated (A) by the Buyer or the Company pursuant to Section 10.01(d) because of a failure to obtain the required approval of the Company's stockholders after a Takeover Proposal shall have been publicly disclosed or made known to the Company or after any person shall have publicly disclosed or made known to the Company an intention (whether or not conditional) to make a Takeover Proposal, (B) by the Buyer pursuant to Section 10.01(e) or 10.01(f) if the breach giving rise to such termination was willful, or (C) by the Buyer pursuant to Section 10.01(g), then, in any such case, within one Business Day following any such termination, the Company shall pay to the Buyer a termination fee of $250,000 and reimburse the Buyer for its reasonable out-of-pocket expenses incurred by it in connection with this Agreement and the transaction contemplated hereby (including fees and expenses of legal, financial and accounting advisors). If this Agreement is terminated by the Company pursuant to Sections 10.01(e) or 10.01(f) if the breach giving rise to such termination was willful, then, in any such case within one Business Day following such termination, the Buyer shall pay to the Company a termination fee of $250,000 and reimburse the Company for its reasonable out-of-pocket expenses incurred by it in connection with this Agreement and the transaction contemplated hereby (including fees and expenses of legal, financial and accounting advisors which shall not include any expenses incurred as a result of the negotiation, performance or termination of the PCC Transaction Documents, or the agreements and transactions contemplated thereby.) As used in this Agreement, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or its Subsidiaries, other than the transactions contemplated or permitted by this Agreement.

          (c) Notwithstanding anything in this Agreement to the contrary, (i) the entitlement to the fees specified in Section 10.02(b) hereof shall be the sole and exclusive remedy of the Parties hereto with respect to any breach of this Agreement by another Party and (ii) nothing in this Section 10.02 shall delay, impair or prejudice the right of the Buyer to the repayment by the Company of any amounts owed under the Secured Promissory Note in accordance with the terms thereof and Section 8.5 hereof.

          (d) Except as otherwise provided in this Section 10.02, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not any of the transactions contemplated by this Agreement are consummated.

          (e) In no event shall any officer, agent or director of the Company, any Company subsidiary, the Buyer or any Buyer Subsidiary, be personally liable hereunder for any breach or default by any party in any of its representations, warranties, covenants and obligations hereunder unless any such breach or default was caused by the gross negligence or willful misconduct of such officer, agent or director.

     10.03. AMENDMENT.

This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or other governing body at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     10.04. WAIVER.

At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                             ARTICLE XI. THE CLOSING

     11.01. CLOSING.

Subject to the provisions of Article IX and Article X thereof, the Closing of the transactions contemplated hereby shall take place at the offices of Simpson Thatcher & Bartlett, 3330 Hillview Ave., Palo Alto, California at 10:00 a.m. California time on a date specified by the Buyer at least five business days prior to such date. The Closing Date shall be as soon as practicable after the last required approval for the Merger has been obtained and the last of all required waiting periods under such approvals have expired, or at such other place, date or time as the Buyer and the Company may mutually agree upon.

     11.02. DELIVERIES AT CLOSING.

At the Closing the Company shall deliver to the Buyer the opinions, certificates, and other closing documents and instruments required to be delivered under Article IX hereof.

                         ARTICLE XII. GENERAL PROVISIONS

     12.01. ALTERNATIVE STRUCTURE.

Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby and thereby, provided that
(i) there are no material adverse federal or state income tax consequences to the Company as a result of the modification; (ii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of the Company's directors, officers and other employees; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     12.02. ASSIGNMENT OF RIGHT TO PURCHASE.

The Buyer shall have the right to assign the right to consummate the Merger under this Agreement to a subsidiary of the Buyer, provided, however, that the Buyer shall remain liable for payment of the Purchase Price.

     12.03. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

All of the representations and warranties of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 6.04(b) and 10.02 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Buyer, the Buyer Sub or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Buyer or the Company.

     12.04. NOTICES.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.04):

                  if to the Buyer:

                  Fry's Electronics, Inc.
                  600 East Brokaw Road
                  San Jose, California 95112
                  Facsimile:        (408) 487-4741
                  Attention:        Executive Vice President

                  with a required copy to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Ave.
                  Palo Alto, California  94304
                  Facsimile:        (818) 755-7000
                  Attention:        Richard Capelouto, Esq.
                                    Daniel Clivner, Esq.


                  if to the Buyer Sub:

                  c/o Fry's Electronics, Inc.
                  600 East Brokaw Road
                  San Jose, California 95112
                  Facsimile:        (408) 487-4741
                  Attention:        Secretary

                  with a required copy to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Ave.
                  Palo Alto, California  94304
                  Facsimile:        (818) 755-7000
                  Attention:        Richard Capelouto, Esq.
                                    Daniel Clivner, Esq.


                  if to the Company:

                  Cyberian Outpost, Inc.
                  25 North Main Street
                  Kent, Connecticut 06757
                  Facsimile:        (860) 927-8665
                  Attention:        President and CEO
                  with a required copy to:

                  Mintz, Levin, Cohn, Ferris, Glovsky & Popeo
                  One Financial Center
                  Boston, MA 02111
                  Facsimile:        (617) 542-2241
                  Attention:        R. Mark Chamberlin, Esq.
                                    Michael L. Fantozzi, Esq.

     12.05. SEVERABILITY.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     12.06. ENTIRE AGREEMENT.

This Agreement (including the Company Disclosure Schedules and Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them.

     12.07. ASSIGNMENT.

Except as provided in Section 12.02, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12.08. PARTIES IN INTEREST.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     12.09. SPECIFIC PERFORMANCE.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement are not performed in accordance with its specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     12.10. GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

     12.11. HEADINGS.

The table of contents and the descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.12. INTERPRETATION.

When a reference is made in this Agreement to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be September 4, 2001.

     12.13. COUNTERPARTS.

This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                                    * * * * *

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.


                                   THE BUYER:

                                   FRY'S ELECTRONICS, INC.

                                   By:      /s/ Kathryn J. Kolder

                                   Name:    Kathryn J. Kolder

                                   Title:   Executive Vice-President


                                   THE COMPANY:

                                   CYBERIAN OUTPOST, INC.

                                   By:      /s/ Darryl Peck

                                   Name:    Darryl Peck

                                   Title:   President & CEO



                                   BUYER SUB:

                                   FCOP ACQUISITION, INC.

                                   By:      /s/ Kathryn J. Kolder

                                   Name:    Kathryn J. Kolder

                                   Title:   Executive Vice-President

                                                                      APPENDIX B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS IS AVAILABLE.

                             CYBERIAN OUTPOST, INC.

                             SECURED PROMISSORY NOTE

$13,000,000                                                   SEPTEMBER 4, 2001

     FOR VALUE RECEIVED, the undersigned, CYBERIAN OUTPOST, INC., a Delaware corporation (the "Company"), promises to pay to the order of FRY'S ELECTRONICS, INC., a California corporation (the "Holder"), on December 31, 2001 (the "Maturity Date"), the principal amount of (a) THIRTEEN MILLION DOLLARS ($13,000,000.00) (the "Maximum Principal Amount"), or, if less, (b) the aggregate unpaid principal amount of all loans made by the Holder to the Company.

     This secured promissory note (this "Note") evidences loans made by the Holder to the Company in connection with the execution and delivery of that certain Merger Agreement dated of even date herewith (the "Merger Agreement") among the Holder, a wholly-owned subsidiary of the Holder and the Company. This
Note is secured pursuant to that certain Collateral Assignment and Security Agreement of even date herewith (the "Security Agreement") made by the Company in favor of the Holder.

     The unpaid principal amount of this Note from time to time outstanding shall bear interest at the Interest Rate (as defined in Section 4), and such principal and interest shall be due and payable on the Maturity Date. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed including the first day but excluding the payment date. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Company to an account established by the Holder and notified to the Company and shall be recorded on the books and records of the Company and the Holder.

     If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in San Jose, California are open for the transaction of normal business (a "Business Day"), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal or interest thereon shall be payable at the then-applicable rate during such extension.

     The Holder is authorized to endorse on Schedule A attached hereto and made a part hereof the amount of each loan made pursuant to this Note and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall, absent manifest error, constitute prima facie evidence of the accuracy of the information endorsed.

     In addition to, but not in limitation of, the foregoing, the Company further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Holder in connection with (i) the making of any loans under this Note and (ii) endeavoring to collect any amounts payable hereunder which are not paid when due.

     1. Loans. Subject to Section 1.4, through the earlier of the Maturity Date or the occurrence of an Event of Default, the Holder will make the following loans to the Company:

          1.1 PCC Repayment. Pursuant to the Company's instruction, the Holder will loan $4,845,761.88 to the Company upon execution and delivery of this Note, which amount shall be paid directly by the Holder to Merrimack Services Corporation and/or PC Connection, Inc., each creditors of the Company. The balance of the Maximum Principal Amount is referred to hereunder as the "Remaining Amount."

          1.2 Letters of Credit. Within five (5) days of the Holder's receipt of the Company's written request therefor, the Holder shall from time to time guarantee letters of credit issued in the name of the Company for the benefit of the Company's vendors and/or service providers. Any such guarantee and letters of credit shall be in form and substance satisfactory to the Holder. The obligations guaranteed or as to which the Holder has otherwise committed in order to secure any such letters of credit shall not exceed one-half of the Remaining Amount. All (i) amounts paid by the Holder in respect of any such guarantee or commitment and (ii) issue or commitment fees and any other costs incurred by the Holder associated with such letters of credit shall constitute loans made hereunder, in each case deemed made when and as such amounts are paid or such fees or costs are incurred by the Holder.

          1.3 Working Capital Loans. Upon execution and delivery of this Note, the Holder will loan $750,000 to the Company for working capital purposes. Within five (5) days of the Holder's receipt of the Company's written request therefor, the Holder will loan the Company additional monies for working capital purposes. All such working capital loans made under this Note shall be in an amount equal to $5,000 or an integral multiple thereof.

          1.4 Certain Limits on Loans. Notwithstanding anything herein to the contrary:

               a. In no event shall amounts loaned pursuant to Section 1.3 exceed one-half of the Remaining Amount.

               b. In no event shall the Holder loan the Company aggregate proceeds in excess of the Maximum Principal Amount.

               c. The Holder may, at any time and from time to time, refuse any loan request made by the Company to the extent, if at the time such loan is to be made:

                    1. the amount of monies theretofore loaned or so requested is in excess of the working capital budget attached on Schedule B hereto as of the time of such request;

                    2. the Holder reasonably believes that the Collateral (as defined in the Security Agreement), or the value thereof, has been impaired or constitutes insufficient security for amounts theretofore loaned or then-requested to be loaned;

                    3. the Holder reasonably believes that the Company has breached any of its representations, warranties, covenants and agreements under the Merger Agreement and such breach has not been cured to the satisfaction of the Holder; or

                    4. the Holder reasonably believes that the Company has breached any of its obligations under this Note or the Security Agreement and such breach has not been cured to the satisfaction of the Holder.

     2. Default. The entire unpaid principal of this Note, together with all accrued and unpaid interest, shall become and be immediately due and payable upon written demand of the Holder (or in the case of an event specified in Sections 2(a), (d) or (e), automatically without notice), without any other notice or demand of any kind or any presentment or protest, if any one of the following events (an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

               a. The Merger Agreement has been terminated by the Holder or the Company;

               b. The Company fails to comply with any of its agreements in this Note or the Security Agreement and such failure continues for 5 days after notice of the type specified below;

               c. Indebtedness or any interest thereon of the Company or any Subsidiary with a principal amount in excess of $10,000 is not paid within any applicable grace period after it shall become due and payable or is accelerated or permitted to be accelerated by the holders thereof because of a default;

               d. The Company or a Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    1.   commences a voluntary case;

                    2. consents to the entry of an order for relief against it in an involuntary case;

                    3. consents to the appointment of a custodian of it or for any substantial part of its property;

                    4. makes a general assignment for the benefit of its creditors; or

                    5. is unable to, or admits in writing its inability to, pay its debts as they become due;

                    or takes any comparable action under any foreign laws relating to insolvency;

               e. There shall be commenced against the Company any case, proceeding or action of the type referred to in Section 2(e) hereof or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    1. is for relief against the Company or any Subsidiary in an involuntary case;

                    2. appoints a custodian of the Company or any Subsidiary or for any substantial part of its property; or

                    3. orders the winding up or liquidation of the Company or any Subsidiary;

                    or any similar relief is granted under any foreign laws;

               f. Any judgment or decree for the payment of money in excess of $10,000 is rendered against the Company or any Subsidiary and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 10 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; and

               g. The Security Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert, or any Lien (as defined in the Security Agreement) created by the Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby.

     3. Covenants.

          3.1 Working Capital Budget. Within seven (7) days of the date hereof, the Company shall submit to Holder for its consideration and approval, in its sole discretion, a working capital budget for the Company for the ninety (90) day period from and after the date hereof. The working capital budget in the form approved by the Holder shall be attached as Schedule B to this Note.

          3.2 No Indirect Violations. The Company shall cause all of its Subsidiaries to observe Section 6.1 of the Merger Agreement as if such Subsidiary was a party to such agreement and subject to such Section to the same extent as the Company.

          3.3 Use of Proceeds. Neither the Company nor any of its Subsidiaries shall use any amounts loaned hereunder in a manner inconsistent with those uses and those amounts specified in the working capital budget to be attached as Schedule B hereto.

          3.4 No Investments. None of the Company or its Subsidiaries shall make any Investment in any Person.

          3.5 Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar property or asset.

          3.6 Notice of Default. The Company shall notify the Holder of any Event of Default or default in the performance of any covenants or agreements under this Note within one Business Day thereof.

          3.7 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

     4. Certain Definitions. As used in this Note, the following terms shall have the following meanings:

          "Bankruptcy Law" means all applicable U.S. federal and state laws relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and any similar foreign law for the relief of creditors.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock, and if such Person is a partnership, partnership interests, but excluding any debt securities convertible into such equity.

          "Interest Rate" shall mean the U.S. prime interest rate published in the Wall Street Journal on the date hereof.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or other similar instruments issued by such Person.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     5. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of such loss, theft or destruction, upon delivery to the Company of an indemnity undertaking reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Note to the Company, the Company will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note. Upon the issuance of any substitute Note, the Company may require the payment to it of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith.

     6. Notices and Demands. All notices, demands and other communications provided for in this Note or made under this Note shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Person to whom it is directed:

               (a)  If to Holder, to it at the following address:

                    Fry's Electronics, Inc.
                    600 East Brokaw Road
                    San Jose, California  95112
                    Attn:  Executive Vice President

               with a copy to:

                    Simpson Thacher & Bartlett
                    3330 Hillview Avenue
                    Palo Alto, California 94304
                    Attn:    Richard Capelouto, Esq.
                             Daniel Clivner, Esq.

               (b)  If to the Company, to it at the following address:

                    Cyberian Outpost, Inc.
                    25 North Main Street
                    Kent, Connecticut  06757
                    Attn:  General Counsel

               with a copy to:

                    Mintz, Levin, Cohn, Ferris, Glovsy & Popeo, P.C. One Financial Center
                    Boston, Massachusetts  02111
                    Attn:  Mark Chamberlain, Esq.

     7. Present Intent. By acceptance of this Note, the Holder acknowledges that this Note is being acquired without a present intention of resale or distribution, and that this Note will not be transferred, pledged or otherwise disposed of by the Holder in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an opinion of counsel (including in-house counsel) reasonably satisfactory to the Company that such registration is, under the circumstances, not required.

     8.   Miscellaneous Provisions.

          8.1 No Oral Modifications. Neither this Note nor any term of this Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the Holder and the Company.

          8.2 Binding Effect. This Note shall be binding upon and inure to the benefit of the Company, the Holder of this Note and their respective heirs, successors and assigns.

          8.3 Governing Law, Jurisdiction; Jury Trial Waiver. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or, if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note. The Company hereby further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 7 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives, to the extent permitted by applicable law, any objection to the laying of venue of any action, suit or proceeding arising out of this Note in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, the Company waives the right to trial by jury in any such action or proceeding.

          8.4 Assignability. The Holder may sell, assign, transfer or otherwise hypothecate ("Transfer") this Note to any other Person. If any interest in this
Note is Transferred in compliance with this Section 8.4, this Note shall be cancelled and each of the Company shall execute and deliver a new note (in substantially the form of this Note) to each Person to whom an interest in this Note has been Transferred in an aggregate principal amount equal to such Person's interest in this Note.

          8.5 Costs. The Company will pay all reasonable costs and expenses of collection, including attorneys' fees and disbursements, appraiser's fees and court costs, incurred or paid by the Holder in enforcing this Note, to the extent permitted by law, including all costs and reasonable attorneys' fees incurred in any appeal, bankruptcy proceeding, or other proceeding.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officer this 4th day of September 2001.




                                           CYBERIAN OUTPOST, INC.


                                           By: /s/ Darryl Peck
                                               ------------------------
                                               Title:   CEO
                                                        Darryl Peck




Agreed and Accepted:

FRY'S ELECTRONICS, INC.


By: /s/ Kathryn J. Kolder
    ------------------------
    Title:  Exec V.P.
            Kathryn J. Kolder

                                                                      APPENDIX C

                  COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

     COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT, dated as of September 4, 2001, made by CYBERIAN OUTPOST, INC., a Delaware corporation (the "Company"), in favor of FRY'S ELECTRONICS, INC., a California corporation (the "Holder").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Holder are parties to that certain Secured Promissory Note, dated as of September 4, 2001 (the "Note"), in the principal amount of $13,000,000;

     WHEREAS, pursuant to the Note, the Holder has agreed to make loans to the Company upon the terms and subject to the conditions set forth therein; and

     WHEREAS, it is a condition to the obligation of the Holder to make the loans to the Company under the Note, that the Company shall have executed and delivered this Collateral Assignment and Security Agreement to the Holder.

     NOW, THEREFORE, in consideration of the premises and to induce the Holder to enter into the Note, and to induce the Holder to make the loans to the Company, the Company hereby agrees with the Holder as follows:

     1.   Defined Terms.

     1.1  Definitions.

          (a) Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

          (b)  The following terms shall have the following meanings:

          "Agreement": this Collateral Assignment and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming the Company as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Deposit Accounts": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Obligations": the collective reference to the unpaid principal of and interest on the loans made under the Note and all other obligations and liabilities of the Company to the Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, any guarantee made pursuant to Section 1.2 of the Note, or this Agreement.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

          "Permitted Encumbrances": (i) liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges (other than federal tax and ERISA liens), and other similar liens arising by operation of law, in each case arising in the ordinary course of business and for amounts that are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision shall have been made to the extent required by generally accepted accounting principals; (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (iv) the lessor's interest in property leased to the Company.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

          "Trademark License" means any agreement, written or oral, providing for the grant by or to the Company of any right to use any Trademark.

          "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

          1.2 Other Definitional Provisions.

          (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Holder a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Deposit Accounts;

          (d) all Documents;

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Intellectual Property;

          (i) all Inventory;

          (j) all Investment Property;

          (k) all Letter-of-Credit Rights;

          (l) all Vehicles;

          (m) all other property not otherwise described above;

          (n) all books and records pertaining to the Collateral; and

          (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

          3. Representations and Warranties.

          The Company hereby represents and warrants that:

          3.1 Title; No Other Liens.

          Except for the security interest granted to the Holder pursuant to this Agreement, and other than as set forth on Schedule 1, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others other than Permitted Encumbrances. Other than as set forth on Schedule 1, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Holder pursuant to this Agreement.

          3.2 Perfected First Priority Liens.

          The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 will constitute perfected security interests in the Collateral (other than security interest in vehicles granted hereunder which shall not be required to be perfected) in favor of the Holder, as collateral security for the Obligations and (b) other than as set forth on Schedule 1, are prior to all other Liens on the Collateral in existence on the date hereof.

          3.3 Inventory and Equipment.

          The Inventory and the Equipment are kept at the locations listed on
Schedule 3.

          3.4 Jurisdiction of Organization; Chief Executive Office.

          The Company's jurisdiction of organization is Delaware, its identification number from Delaware is 2905438 and its chief executive office or sole place of business is located at 23 North Main Street, Kent, Connecticut 06757. The Company has delivered to the Holder a copy of its Certificate of Incorporation certified by the Secretary of State of the State of Delaware.
Schedule 4 lists all Intellectual Property owned by the Company in its own name as of the date hereof.

          4. Covenants.

          The Company covenants and agrees with the Holder that, from and after the date of this Agreement until the Obligations shall have been paid in full:

          4.1 Delivery of Instruments, Certificated Securities and Chattel
Paper.

          If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Holder, duly endorsed in a manner satisfactory to the Holder, to be held as Collateral pursuant to this Agreement.

          4.2 Maintenance of Perfected Security Interest; Liens; Further Documentation.

          (a) The Company shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all persons whomsoever.

          (b) The Company will furnish to the Holder from time to time statements and schedules further identifying and describing the assets and property of the Company and such other reports in connection therewith as the Holder may reasonably request, all in reasonable detail.

          (c) The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, whether now or hereafter acquired, except for (i) the Liens created by this Agreement, (ii) those Liens set forth on Schedule 1 and (iii) Permitted Encumbrances.

          (d) At any time and from time to time, upon the written request of the Holder, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Holder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Holder to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          4.3 Changes in Locations, Name, etc.

          The Company will not, except upon 15 days' prior written notice to the Holder and delivery to the Holder of (a) all additional executed financing statements and other documents reasonably requested by the Holder to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional location at which Inventory or Equipment shall be kept:

          (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 3;

          (b) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that specified in subsection 3.4; or

          (c) change its name.

          4.4 Intellectual Property.

          (a) The Company (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (b) The Company (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (c) The Company will notify the Holder immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Company's ownership of, or the validity of, any material Intellectual Property or the Company's right to register the same or to own and maintain the same.

          (d) Whenever such Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Holder within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Holder, the Company shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Holder may request to evidence the Holders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.

          (e) The Company will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, the Company shall (i) take such actions as the Company shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Holder after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          4.5 Notices.

          The Company will advise the Holder promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or those listed on Schedule 1) on any of the Collateral which would adversely affect the ability of the Holder to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5. Remedies.

          If an Event of Default shall occur and be continuing, the Holder may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.

          6. Execution of Financing Statements.

          Pursuant to any applicable law, the Company authorizes the Holder to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Company in such form and in such offices as the Holder determines appropriate to perfect the security interests of the Holder under this Agreement. The Company authorizes the Holder to use the collateral description "all personal property" in any such financing statements.

          7. Severability.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8. Amendments in Writing.

          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Holder.

          9. No Waiver by Course of Conduct; Cumulative Remedies.

          The Holder shall not by any act (except by a written instrument pursuant to Section 8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          10. Enforcement Expenses; Indemnification.

          (a) The Company agrees to pay or reimburse the Holder for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Holder.

          (b) The Company agrees to pay, and to save the Holder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) The Company agrees to pay, and to save the Holder harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from the gross negligence or willful misconduct of the Holder) with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

          (d) The agreements in this Section 10 shall survive repayment of the Obligations and all other amounts payable under the Note.

          11. Notices.

          All notices, requests and demands to or upon the Holder hereunder shall be effected in the manner provided for in the Note.

          12. Section Headings.

          The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13. Successors and Assigns.

          This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Holder and its successors and assigns.

          14. Governing Law.

          This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          15. WAIVER OF JURY TRIAL.

          THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the undersigned has caused this Collateral Assignment and Security Agreement to be duly executed and delivered as of the date first above written.



                                      CYBERIAN OUTPOST, INC.


                                      By:   /s/ Darryl Peck
                                            -----------------------------
                                            Name:    Darryl Peck
                                            Title:   CEO

                                                                      APPENDIX D

                                                               September 4, 2001


Fry's Electronics, Inc.
600 East Brokaw Road
San Jose, CA  95112

Ladies and Gentlemen:

     I understand that Fry's Electronics, Inc. (the "Buyer") is entering into a Merger Agreement with Cyberian Outpost, Inc. (the "Company") pursuant to which the Company will become a wholly-owned subsidiary of the Buyer (such transaction, the "Merger"). The undersigned stockholder of the Company (the "Stockholder") is prepared to enter into the following agreement with the Buyer, dealing with the common stock, par value $0.01 per share, of the Company owned by such Stockholder (the "Shares"), in order to induce the Buyer to enter into the Merger Agreement.

     We have agreed as follows:

     1.   GRANT OF IRREVOCABLE PROXY.

          (a) The Stockholder hereby revokes any proxy heretofore granted with respect to any Shares owned by such Stockholder and hereby grants to the Buyer an irrevocable proxy under Section 212(e) of the Delaware General Corporation Law to vote, in any manner that the Buyer may determine in its sole and absolute discretion to be in the Buyer's own best interest, all of the Shares with respect to which such Stockholder has voting power at the date hereof at any meeting of stockholders of Company or action by written consent with respect to the Merger, the Merger Agreement or the transactions contemplated thereby. It is expressly understood and agreed that the foregoing irrevocable proxy is coupled with an interest and that the Buyer shall have no duty, liability and obligation whatsoever to the Stockholder arising out of the exercise by the Buyer of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) such Stockholder will not impede the exercise of the Buyer's rights under the Merger Agreement, (ii) the irrevocable proxy granted hereunder secures, among other things, the duty in clause (i), and (iii) such Stockholder waives and relinquishes any claim, right or action such Stockholder might have, as a stockholder of the Company or otherwise, against the Buyer or any of its Affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

          (b) The Stockholder hereby waives notice or right to notice of or to any and all special and general meetings of stockholders during the term of this Agreement and further severally agrees that if any notice is given by Company to the Buyer, such notice will be deemed to have been validly given to such Stockholder for all purposes.

     2. RESTRICTIONS ON SALE OR OTHER DISPOSITION OF SHARES BY THE STOCKHOLDER. The Stockholder hereby agrees that from and after the date hereof and during the term of this Agreement the Stockholder will not, directly or indirectly, without the prior written consent of the Buyer, sell, assign, hypothecate, transfer, pledge, give, place in trust or dispose of (including, without limitation, by granting of proxies, or relinquishment of voting rights, with respect to) any of the Shares owned by such Stockholder, except for the grant of the irrevocable proxy as provided for herein and except for non-volitional transfers by operation of law.

     3. REPRESENTATIONS AND WARRANTIES. The Stockholder represents and warrants to the Buyer as follows:

          (a) The Stockholder has the all necessary rights, power and authority to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes his legal and valid obligation enforceable against such Stockholder in accordance with its terms.

          (b) Except as set forth in Note (1) on Appendix A hereto, the Stockholder is the record owner of the Shares listed under his name on Appendix A and the Stockholder has plenary voting and dispositive power with respect to such Shares; the Stockholder owns no other shares of the capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Agreement; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Agreement.

     4. EQUITABLE REMEDIES. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     5. MISCELLANEOUS. This Agreement shall terminate on the earlier of the Effective Date (as defined in the Merger Agreement) or the termination of the Merger Agreement. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

                           [Intentionally left blank]

                                          Sincerely,


                                          /s/  Darryl Peck

                                          Darryl Peck


Accepted and Agreed to:

FRY'S ELECTRONICS, INC.

By:   /s/  Kathryn J. Kolder
Its:  Executive Vice-President

                                   APPENDIX A


--------------------------------------------------------------------------------
          NAME OF STOCKHOLDER                       NUMBER OF SHARES OWNED
--------------------------------------------------------------------------------

Darryl Peck                                              3,141,222 (1)

--------------------------------------------------------------------------------
Notes:
-----

(1) Includes 185,100 Shares held by a limited partnership of which Mr. Peck is the sole general partner.

                                                                      APPENDIX E


                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262. APPRAISAL RIGHTS.

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                        a. Shares of stock of the corporation surviving or
                resulting from such merger or consolidation, or depository receipts in respect thereof;

                        b. Shares of stock of any other corporation, or
                depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                        c. Cash in lieu of fractional shares or fractional
                depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                        d. Any combination of the shares of stock, depository
                receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

                (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

                (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                (2) If the merger or consolidation was approved pursuant to
        Section 228 or Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation is a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY                                                                     PROXY

                             CYBERIAN OUTPOST, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF CYBERIAN OUTPOST, INC.
                              23 North Main Street
                                  P.O. Box 636
                             Kent, Connecticut 06757

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _____________, 2001

The undersigned stockholder of CYBERIAN OUTPOST, INC., a Delaware corporation (the "Company"), revoking all prior proxies related to these shares, hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated ____________, 2001, and hereby appoints Darryl Peck and Christopher Walls, and each of them (with full power to act alone), their attorneys and agents with full power of substitution to vote as proxy for the undersigned stockholder as herein stated at the special meeting of stockholders of the Company to be held at 10:00 a.m. (Eastern Time) on __________, _________, 2001, at
______________________________, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present at said meeting, upon the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the special meeting. Without limiting the general authorization given by this proxy, the proxies are instructed to vote or act on the proposals as indicated on the reverse side of this proxy.

                                  **IMPORTANT**
     PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE TO THE ATTENTION OF CHRISTOPHER WALLS,
                        SECRETARY, CYBERIAN OUTPOST, INC.

Mark here for address change and note below. [ ]


Address: __________________________________

City:    __________________________________    State:  _____    Zip:  _________


                                SEE REVERSE SIDE

                             CYBERIAN OUTPOST, INC.
                    PLEASE MARK VOTE IN THE FOLLOWING MANNER
                             USING DARK INK ONLY [X]

1. To approve and adopt the Merger Agreement, dated as of September 4, 2001, by and among Fry's Electronics, Inc., a merger subsidiary of Fry's Electronics, Inc. and Cyberian Outpost, Inc., as described in the accompanying Proxy Statement.

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. As of _________, 2001, the Board of Directors of the Company does not know of any other matters to come before the special meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE
       AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY
                   PROPERLY COME BEFORE THE SPECIAL MEETING.


Dated:  _____________________, 2001        Signature(s):  _____________________

                                                          _____________________

Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.